Execution Copy
















ASSET AND SHARE PURCHASE AGREEMENT

        Dated

October 29, 1998

        By and Among

        GENCORP INC.,

        SEQUA CORPORATION,

        and

        SEQUA CHEMICALS, INC.

TABLE OF  CONTENTS
                                       ------------------

                                                                                  Page
   . . . . . . . . . . . . . .
I.       Definitions                                                                9
       1.01.    Definitions . . .                                                   9

II...............Purchase and Sale                                                  9
     2.01.  Purchase and Sale                                                       9
     2.02.  Purchased Chemical Assets                                              12
     2.02A Purchased Sequa Assets                                                  13
     2.03.  Excluded Assets                                                        13
     2.04.  Assumed Obligations                                                    16
     2.05.  Retained Liabilities                                                   17
     2.06.  Purchase Price                                                         19
     2.07.  Working Capital Adjustment                                             20
     2.08.  Capital Spending Adjustment                                            22
     2.09.  Allocation of Purchase Price                                           23
     2.10.  Closing. . . . . .                                                     23
     2.11........Assignment of Assets                                              26

III.............Representations and Warranties of Buyer 27
     3.01.  Corporation Organization and Qualification                             27
     3.02.  Authorization of Transaction                                           27
     3.03.  Non-Conflict                                                           27
     3.04........Finders; Brokers                                                  27
     3.05........No Knowledge of Seller Default                                    28
     3.06........Adequate Funds                                                    28

IV...........Representations and Warranties of Sellers  28
     4.01.  Corporate Organization and Qualification                               28
     4.02.  Authorization of Transaction                                           28
     4.03.  Non-Conflict                                                           29
     4.04.  Investments; Subsidiaries                                              29
     4.05.  Financial Statements                                                   30
     4.06.  Absence of Certain Changes in Events                                   31
     4.07.  Taxes. . . . . . .                                                     31
     4.08.  Accounts Receivable                                                    32
     4.09.  Inventory                                                              32


 . . . . . . . . . . . . . . .                                                    Page
   . . . . . . . . . . . . . .
     4.10.  Legal Proceedings                                                      32
     4.11........Orders                                                            33
     4.12. ......Compliance with Legal Requirements                                34
     4.13.  Permits. . . . . .                                                     34
     4.14.  Environmental Matters                                                  35
     4.15.  Title to Properties; Sufficiency of Assets                             36
     4.16.  Real Property                                                          37
     4.17.  Personal Property                                                      39
     4.18.  Intellectual Property                                                  40
     4.19.  Insurance                                                              43
     4.20.  Employees                                                              44
     4.21.  Employee Benefit Plans; ERISA                                          45
     4.22.  Contracts                                                              46
     4.23.  Corporate Records and Conduct                                          49
     4.24.  Relationships with Related Persons                                     50
     4.25.  Significant Customers                                                  50
     4.26.  Significant Suppliers                                                  51
     4.27.  Brokers Finders                                                        52
     4.28.  Disclosure                                                             52
     4.29........No Knowledge of Buyer Breach                                      52

V................Post-Closing Covenants                                            52
     5.01.  Interim Use of Sequa Chemicals'
                  Corporate Name                                                   52
     5.02.  Restrictive Covenants                                                  53
     5.03.  Transition and Further Assurances                                      57
     5.04.  Cooperation                                                            57
     5.05.  Administration of Accounts                                             57
     5.06.  Access to Former Business Records                                      57
     5.07.  Interim Permit Operations                                              58
     5.08.  Trademark Covenants                                                    58
     5.09.  Tax Matters                                                            59
     5.10.   Certain Conditions                                                    61
     5.11.   Warwick Services                                                      61
     5.12.   Bill Russell                                                          62
     5.13.   Environmental Response                                                63
     5.14.   Burlington Transaction                                                63
     5.15    Certain Inventory                                                     63

VI.   Employment Matters                                                           63

 . . . . . . . . . . . . . . .                                                    Page
   . . . . . . . . . . . . . .
        6.01.   Offers of Employment                                               63
        6.02.   Employee Obligations                                               64
        6.03.  Internal Revenue Services Forms                                     65

VII.  Buyer's Investigation and Certain Disclaimers                                66
        7.01.  No Additional Representations                                       66
        7.02.  Certain Conditions                                                  67
        7.03   No Effect on Representations and
                   Warranties                                                      67

VIII.  Remedies. . . . . . . .                                                     67
         8.01.  Survival                                                           67
         8.02.  Indemnification by Seller                                          67
         8.03.  Indemnification by Buyer                                           68
         8.04.  Third Party Claim Procedures                                       70
         8.05. Survival and Limitations                                            73
         8.06. Indemnification for Owned Facilities                                74
         8.07. Indemnification Based Upon Net Damage                               75
         8.08.  Workers' Compensation                                              75

IX.    Miscellaneous Provisions                                                    75
         9.01. Notices                                                             75
         9.02. Entire Agreement                                                    76
         9.03. Assignment                                                          76
         9.04. Captions                                                            77
         9.05. Waiver; Consent                                                     77
         9.06.  No Third Party Beneficiaries                                       77
         9.07.  Counterparts                                                       77
         9.08.  Gender                                                             77
         9.09.  Governing Law                                                      78
         9.10.   Interpretation                                                    78
         9.11.  Blue Pencil                                                        78
         9.12.  Non-exclusive Remedies                                             78
         9.13.  Bulk Transfer Laws                                                 78
         9.14.  Expenses                                                           79

Upon request, the Registrant will furnish a copy of any of the following omitted exhibits and schedules:
Exhibit A -    Definitions
Exhibit B -    Base Line Working Capital Statement
Exhibit C -    Accounting Instructions
Exhibit D -    Allocation of Purchase Price
Exhibit E -    Deeds (Chester, South Carolina)
Exhibit E-1 -  Deeds (Chester, South Carolina)
Exhibit E-2 -  Deeds (Chester)
Exhibit E-3 -  Deeds (Chester)
Exhibit E-4 -  Special Warranty Deed (Jamestown, North Carolina)
Exhibit F -    Bill of Sale (Sequa Chemicals, Inc.)
Exhibit F-1 -  Bill of Sale (Sequa Corporation)
Exhibit G -    Assignment of Patents Applications (Sequa
                       Chemicals, Inc.)
Exhibit G-1 -  Assignment of Patents Applications (Sequa
                       Corporation)
Exhibit H -    Assignment of Trademarks and Trademark
                       Applications (Sequa Chemicals, Inc.)
Exhibit H-1 -  Assignment of Trademarks and Trademark
                       Applications (Sequa Corporation)
Exhibit I -    Certificate of Vice President of  Sequa Chemicals,
                       Inc.
Exhibit I-1 -  Certificate of Senior Associate General Counsel of
                       Sequa Corporation
Exhibit J -    Assignment and Assumption of Vehicle Leases
Exhibit K -    Warwick Services
Exhibit L -    Share Transfer Agreement
Exhibit M -    Environmental Response Agreement
Exhibit M-1 -  Assignment Of Option
Exhibit N  -   Burlington Agreement
Exhibit N-1 -  Jamestown Facility Rights Agreement
Exhibit O -    Assumption Agreement
Exhibit P -    Certificate Secretary of Buyer
Exhibit Q -    State of South Carolina Department of Revenue and
                       Taxation Resale Certificate (Form ST-8A)
Exhibit R -    State of North Carolina Manufacturer's Certificate
Exhibit S -    Seller's Knowledge
Exhibit T -    Buyer's Knowledge
Exhibit U -    Permitted Liens


Disclosure Schedules

Disclosure Schedule Part 2.02(a)                    Owned Facilities
Disclosure Schedule Part 2.02(b)                    Leased Facilities
Disclosure Schedule Part  2.02(c)                   Machinery and Equipment
Disclosure Schedule Part 2.02(e)                    Listed Permits
Disclosure Schedule Part 2.02(f)                    Intellectual Property
Disclosure Schedule Part 2.02(g)                    Assumed Contracts
Disclosure Schedule Part 2.02(l)                    Certain Lockboxes and SCSA
                                                    Accounts
Disclosure Schedule Part 2.02(A)(a)                 Sequa Real Property
Disclosure Schedule Part 2.02(A)(b)                 Sequa Real Estate Leases
Disclosure Schedule Part 2.02(A)(c)                 Sequa Intellectual Property
Disclosure Schedule Part 2.02(A)(d)                 Sequa Assumed Contracts
Disclosure Schedule Part 2.03(o)                    Other Excluded Assets
Disclosure Schedule Part 2.05(l)                    Other Retained Liabilities
Disclosure Schedule Part 4.01                       Corporate Organization and
                                                    Qualification
Disclosure Schedule Part 4.03                       Non-Conflict
Disclosure Schedule Part 4.04(a)                    Business and Product Line
                                                    Acquisitions
Disclosure Schedule Part 4.04(b)                    Equity Securities and
                                                    Subsidiaries
Disclosure Schedule Part 4.05(a)                    Financial Statements and
                                                    Exceptions
Disclosure Schedule Part 4.05(b)                    Certain Exceptions to
                                                    Financial Statements -
                                                    Seller Affiliate Services
Disclosure Schedule Part 4.06                       Absence of Certain Changes
                                                    and Events
Disclosure Schedule Part 4.07                       Taxes
Disclosure Schedule Part 4.08                       Accounts Receivable
Disclosure Schedule Part 4.09                       Inventory
Disclosure Schedule Part 4.10(a)                    Pending Proceedings
Disclosure Schedule Part 4.10(b)                    Certain Prior Proceedings
Disclosure Schedule Part 4.11(a)                    Listed Orders
Disclosure Schedule Part 4.11(c)                    Certain Prior Orders
Disclosure Schedule Part 4.11(d)                    Notice of Violation of Orders
Disclosure Schedule Part 4.12                       Compliance with Legal
                                                    Requirements
Disclosure Schedule Part 4.13(a)                    Listed Permits
Disclosure Schedule Part 4.13(b)                    Exceptions to Permits
Disclosure Schedule Part 4.14(a)                    Environmental - Reports
Disclosure Schedule Part 4.14(b)                    Environmental - Hazardous
                                                    Substances (Discharges and
                                                    Migrations)


Disclosure Schedule Part 4.14(c)                    Environmental - Required
                                                    Contributions
Disclosure Schedule Part 4.14(d)                    Environmental - Underground
                                                    Storage Tanks
Disclosure Schedule Part 4.l4(e)                    Environmental - Exposure to
                                                    Hazardous Substances
Disclosure Schedule Part 4.14(f)                    Environmental - CERCLA
                                                    Listings
Disclosure Schedule Part 4.15                       Title to Purchased Assets
Disclosure Schedule Part 4.16(a)                    Real Property - Owned
                                                    Facilities and Leased
                                                    Facilities
Disclosure Schedule Part 4.16(b)                    Real Property - Legal
                                                    Requirements and Other Matters
Disclosure Schedule Part 4.16(b)(ii)    Real Property -
                                              Recommendations of Insurers
Disclosure Schedule Part 4.16(b)(iv)                  Real Property - Tenants
Disclosure Schedule Part 4.16(b)(vi)                  Real Property - Access
                                                    Restrictions
Disclosure Schedule Part 4.17(a)                    Personal Property - Certain
                                                    Listings
Disclosure Schedule Part 4.17(b)                    Personal Property - Compliance
                                                    with Legal Requirements
Disclosure Schedule Part 4.18(a)                    Intellectual Property -
                                                    Patents, Patent Applications
                                                    and Trademarks
Disclosure Schedule Part 4.18(b)                    Intellectual Property -
                                                    Certain Licenses to Sequa
                                                    Chemicals
Disclosure Schedule Part 4.18(c)                    Intellectual Property -
                                                    Certain Licenses from Sequa
                                                    Chemicals
Disclosure Schedule Part 4.18(d)                    Intellectual Property - Title
                                                    and Ownership
Disclosure Schedule Part 4.18(e)                    Intellectual Property -
                                                    Validity and Enforceability
Disclosure Schedule Part 4.18(f)                    Intellectual Property -
                                                    Infringement
Disclosure Schedule Part 4.18(g)                    Intellectual Property -
                                                    Compliance with Legal
                                                    Requirements (Patents and
                                                    Patent Applications)
Disclosure Schedule Part 4.18(h)                    Intellectual Property -
                                                    Compliance with Legal
                                                    Requirements (Trademarks and
                                                    Trademark Applications)
Disclosure Schedule Part 4.18(i)                    Intellectual Property -
                                                    Certain Indemnities
Disclosure Schedule Part 4.18(j)                    Intellectual Property - Third
                                                    Party Indemnities


Disclosure Schedule Part 4.18(k)                    Intellectual Property -
                                                    Computer Hardware and Software
                                                    Defects
Disclosure Schedule Part 4.19(a)                    Insurance - Description or
                                                    Listing of Policies
Disclosure Schedule Part 4.19(b)                    Insurance - Workers'
                                                    Compensation Claims
Disclosure Schedule Part 4.19(c)                    Insurance - Validity and
                                                    Enforceability
Disclosure Schedule Part 4.20(a)                    Employees - Employee Listing
                                                    and Remuneration
Disclosure Schedule Part 4.20(b)                    Employees - Inactive Employees
Disclosure Schedule Part 4.20(c)                    Employees - Collective
                                                    Bargaining Agreements and
                                                    Related Matters
Disclosure Schedule Part 4.20(d)                    Employees - Restrictive
                                                    Agreements
Disclosure Schedule Part 4.20(e)                    Employees - Certain Employee
                                                    Resignations
Disclosure Schedule Part 4.21(a)                    Employee Benefit Plans -
                                                    Listings
Disclosure Schedule Part 4.21(e)                    Employee Benefit Plans -
                                                    Medical
Disclosure Schedule Part 4.22(a)                    Contracts - Certain Listings
Disclosure Schedule Part 4.22(b)                    Contracts - Validity and
                                                    Enforceability
Disclosure Schedule Part 4.22(d)                    Contracts - Breaches and
                                                    Defaults
Disclosure Schedule Part 4.22(e)                    Contracts - Force Majeure
Disclosure Schedule Part 4.22(f)                    Contracts - Consents
Disclosure Schedule Part 4.23(b)                    Corporate Records and Employee
                                                    Conduct
Disclosure Schedule Part 4.24(a)                    Related Party Transactions
Disclosure Schedule Part 4.24(b)                    Affiliate Transaction
Disclosure Schedule Part 4.25(a)                    Significant Customers
Disclosure Schedule Part 4.25(b)                    Significant Customers -
                                                    Termination of Relationships
Disclosure Schedule Part 4.25(c)                    Significant Customers -
                                                    Material Claims
Disclosure Schedule Part 4.26(a)                    Significant Suppliers -
                                                    Listing
Disclosure Schedule Part 4.26(b)                    Significant Suppliers -
                                                    Terminations
Disclosure Schedule Part 4.26(c)                    Significant Suppliers - Claims
                                                    and Disputes
Disclosure Schedule Part 4.27                       Brokers and Finders
Disclosure Schedule Part 4.28                       Miscellaneous and Additional
                                                    Disclosures
Disclosure Schedule Part 5.10                       Certain Conditions - Jamestown
                                                    Facility
Disclosure Schedule Part 5.15                       Certain Inventory
Disclosure Schedule Part 7.02                       Certain Conditions

ASSET AND SHARE PURCHASE AGREEMENT


               THIS ASSET AND SHARE PURCHASE AGREEMENT (the "Agreement") dated October ___, 1998, is by and among SEQUA CORPORATION, a Delaware corporation ("Sequa") SEQUA CHEMICALS, INC., a Delaware corporation ("Sequa Chemicals") (Sequa and Sequa Chemicals individually a "Seller" and collectively, "Sellers"), and GENCORP
INC., an Ohio corporation ("Buyer").

     WHEREAS, Buyer desires to purchase from Sequa Chemicals and Sequa, and Sequa Chemicals and Sequa desire to sell to Buyer certain assets and certain shares of capital stock and Sequa
Chemicals and Sequa desire to transfer and Buyer desires to assume from Sequa Chemicals and Sequa certain obligations of Sequa
Chemicals and Sequa, all on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Buyer, Sequa Chemicals and Sequa hereby agree as follows:

                                       ARTICLE I:  DEFINITIONS

     Section 1.01. Terms used in this Agreement shall have the meanings ascribed to them by definition in this Agreement or in Exhibit A.

                                   ARTICLE II:  PURCHASE AND SALE

     Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement: (a) Buyer hereby purchases from Sequa Chemicals and Sequa Chemicals hereby sells, conveys, grants, transfers, assigns and delivers to Buyer, free and clear of all Liens except for Permitted Liens, the Purchased Chemical Assets and the Shares; and (b) Buyer hereby purchases from Sequa and Sequa hereby sells, conveys, grants, transfers, assigns and delivers to Buyer, free and clear of all Liens except for Permitted Liens, the Purchased Sequa Assets.

        Section 2.02. Purchased Chemical Assets. "Purchased Chemical Assets" means all properties, assets and rights of Sequa Chemicals of every nature, kind and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and wherever located and all of Sequa Chemicals' right, title and interest therein, other than any of the same which are Excluded
Assets (collectively, the "Purchased Chemical Assets").  The
Purchased Chemical Assets include, without limitation, all of Sequa Chemicals' right, title and interest in and to the following (other than any of the following which are Excluded Assets):

                       (a) The real property described on Disclosure Schedule Part 2.02(a) along with all appurtenant rights, easements and privileges appertaining or relating thereto and all buildings, fixtures and improvements located thereon and therein and all such items under construction;

               (b) All rights to the leased real property described on Disclosure Schedule Part 2.02(b) along with all appurtenant rights, easements, and privileges appertaining or relating thereto, to the extent of Sequa Chemicals' rights therein under the terms, provisions and conditions of the applicable lease pertaining thereto;

               (c) All machinery, equipment, computers, gauges, furniture, office equipment, vehicles, and other tangible personal property (other than Inventory, leased tangible personal property, and raw material inventory consigned to Sequa Chemicals), including, without limitation, the items described on Disclosure Schedule Part 2.02(c) (the "Machinery and Equipment");

               (d) All raw materials, supplies, spare parts, stores, component parts, work-in-process, and finished goods held for use in or sale by the Business (the "Inventory"), provided that such of the foregoing, if any, as may be consigned to Sequa Chemicals from third parties shall be governed by the terms and conditions of the applicable consignment agreement included within the Assumed
Contracts referred to in Section 2.02(g);

               (e) Subject to Section 2.11, all rights under authorizations, approvals, franchises, orders, consents, licenses, permits, registrations, waivers, exemptions, abatements and certificates of or by any Government Authority and all applications and renewals therefor and all air emission credits or other rights arising or resulting from any of the foregoing, including, without limitation, the items listed on Disclosure Schedule Part 2.02(e) (such items, the "Listed Permits");

               (f) All of Sequa Chemicals' rights under all Intellectual Property including, without limitation, the items described on Disclosure Schedule Part 2.02(f);

               (g) All rights under (i) the executory contracts, agreements, contract rights, leases, licenses, purchase and sales orders, consignment agreements, proposals, quotations, bids and arrangements of Sequa Chemicals or SCSA which are listed on Disclosure Schedule Part 2.02(g) (the "Listed Contracts") and (ii) the executory contracts, agreements, contract rights, leases, licenses, purchase and sales orders, proposals, quotations, bids and arrangements of Sequa Chemicals or SCSA to the extent of the terms thereof pertaining to the ongoing Business operations and which are not required to be disclosed pursuant to Section 4.22
((i) and (ii), together with the items listed on Disclosure
Schedule Part 2.02A(d) collectively, the "Assumed Contracts");

               (h) All rights under all accounts receivable, notes receivable, royalties receivables, rebates receivables, and employee receivables included in the Closing Working Capital
Statement (the "Receivables") and all rights under all security and other deposits, advance payments, prepayments and credits included in the Closing Working Capital Statement (the "Prepaids");

               (i) Subject to Section 2.11 and to the extent that such exist and relate to either the Purchased Assets or Assumed
Obligations, all of Sequa Chemicals' rights, if any, under any cause of action, judgment, right of recovery, right of set-off, credit, rebate, indemnity or other claim against other Persons, of whatever kind or nature, known or unknown, accrued or to accrue, including, without limitation, to the extent that such exist and relate to the Purchased Assets or Assumed Obligations all rights of rescission, replevin and reclamation; all rights and claims in respect of past infringement of Intellectual Property or against present and former employees (except in the case of mere negligence of such employees provided, however, that Sellers and Buyer shall have rights against employees as a result of negligence in providing information in connection with the transactions contemplated hereby as well as any misrepresentation or breach of warranty by such employee in connection with the transactions contemplated hereby), agents and consultants; all credits or rebates due in respect of charges incurred, goods received or services rendered to Sequa Chemicals; and all rights under any express or implied warranties, representations or guarantees made by suppliers, contractors or others having business dealings with Sequa Chemicals;

               (j) Subject to Section 5.06, all books, records, files, plans, studies, reports, manuals, handbooks, catalogs, brochures, correspondence and other materials, whether in hard copy, electronic or any other form or media, including, without limitation, any of the same pertaining to accounting, sales, costs, pricing, marketing, advertising, promotions, suppliers, customers, personnel, human resources, inventory, engineering, manufacturing, business plans and strategies and product development ("Business
Records");

               (k) Subject to Section 5.06, all minute books, stock records, corporation records, corporate seals, treasury shares and copies of tax returns and supporting schedules of SCSA;

               (l) The bank accounts and lockboxes of Sequa Chemicals listed on Disclosure Schedule Part 2.02(l);

               (m)     All telephone numbers and websites;

               (n) All properties, assets and rights reflected on the Interim Balance Sheet to the extent not sold, transferred, or disposed of between the date thereof and the Closing Time; and

               (o)     The Shares.

        Section 2.02A. Purchased Sequa Assets. "Purchased Sequa Assets" means only the following properties, assets and rights of Sequa (and no other properties, assets or rights of Sequa) and all of Sequa's right, title and interest in and to the following properties, assets and rights:

               (a)     The real property described on Disclosure Schedule
Part 2.02A(a) along with all appurtenant rights, easements and privileges appertaining or relating thereto and all buildings, fixtures and improvements located thereon and therein and all such items under construction;

(b) All rights to the leased real property described on Disclosure Schedule Part 2.02A(b) along with all appurtenant rights, easements, and privileges appertaining or relating thereto, to the extent of Sequa's rights therein under the terms, provisions and conditions of the applicable lease pertaining thereto;

(c) All of Sequa's rights under the Intellectual Property described on Disclosure Schedule Part 2.02A(c);

               All of Sequa's rights under the executory contracts, commitments and agreements described on Disclosure Schedule Part
2.02A(d).

               (e) Subject to Section 2.11 and to the extent that such exist and relate exclusively to the Purchased Sequa Assets, all of Sequa's rights, if any, under any cause of action, judgment, rights of recovery, right of set-off, credit, rebate, indemnity or other claim against other Persons, of whatever kind or nature, known or unknown, accrued or to accrue and to the extent that such exist and relate exclusively to the Purchased Sequa Assets all rights of rescission, replevin and reclamation and all rights and claims in respect of past infringement of the Intellectual Property described on Disclosure Schedule Part 2.02A(c);

               (f) Subject to Section 5.06, all books, records, files, plans, studies, reports, manuals, handbooks, catalogs, brochures, correspondence and other materials, whether in hard copy, electronic or any other form or media which pertain exclusively to the Purchased Sequa Assets; and

               (g) Subject to Section 2.11, all rights under authorizations, approvals, franchises, orders, consents, licenses, permits, registrations, waivers, exemptions, abatements and certificates of or by any Governmental Authority and all applications and renewals therefor pertaining exclusively to the Purchased Sequa Assets.

        Section 2.03. Excluded Assets. "Excluded Assets" means the following properties, assets and rights:

               (a) All cash on hand and in banks, cash equivalents and marketable securities of Sequa Chemicals and SCSA except to the extent for SCSA those items included on the Closing Working Capital Statement;

               (b) All minute books, stock records, corporation records, corporate seals, treasury shares and tax returns and supporting schedules of Sequa Chemicals;

               (c) All pension, health care and other employee benefit plans of Sequa Chemicals or any Sequa Chemicals' Affiliate and all funds and other assets and records associated with all such benefit plans, whether held by Sequa Chemicals or any Sequa Chemicals'
Affiliate, in trust or otherwise and refunds of amounts, paid or prepaid amounts with respect to all such plans and accounts;

               (d) All bank accounts, safety deposit boxes, lockboxes and agreements with banks and other financial institutions of Sequa Chemicals and any Sequa Chemicals Affiliate (other than SCSA) as well as all checkbooks and cancelled checks other than the SCSA bank accounts and lockboxes and the bank accounts lockboxes of Sequa Chemicals which are listed on Disclosure Schedule Part
2.02(l);

               (e) The name and trademark "Sequa" and all trademarks, product names, tradenames and stylized logos incorporating the name "Sequa" and any and all variations and adaptations thereof and the corporate names "Sequa Chemicals, Inc." and "Sequa Chemicals, S.A."
and the rights and interests of any Sequa Chemicals Affiliate in and to the name "MYKON" (collectively, the "Excluded Marks");
provided, however, that the Excluded Marks shall not include, and the Purchased Assets shall include the trademarks, tradenames and product names listed on Disclosure Schedule Part 2.02(f) and provided further that Buyer shall have the right to use the Sequa name as provided in Section 5.01 and the rights of Buyer and Sequa Chemicals and its Affiliates in respect of the MYKON name and Sequa name (to the extent the Sequa name is included in a trademark, tradename or product name on Disclosure Schedule Part
2.02(f)) shall be subject to Section 5.08;

               (f) All contracts, agreements, contract rights, equipment and other personal property leases, licenses, purchase and sales orders, proposals, quotations, bids, arrangements and understandings of Sequa Chemicals or SCSA which are not Assumed Contracts;

               (g) All refunds of Taxes, including, the benefit of any credits, loss carry forwards or similar items except to the extent included on the Closing Working Capital Statement;

               (h) All owned real property, all leased or licensed real property and all other interests in real property, which is not a Facility;

               (i) Any waste or scrap which have been disposed of by Sequa, Sequa Chemicals or SCSA;

               (j) All casualty, liability, workers compensation and other insurance policies owned by or obtained by or on behalf of Sequa Chemicals, SCSA and any Sequa Chemicals Affiliates and all claims, awards or rights, including rights of recovery, under any such insurance policies, including refunds of insurance premiums and proceeds thereof, whenever received, and any prepaid insurance policies;

               (k) Subject to Section 5.06, all Business Records to the extent relating to the Excluded Assets or Retained Liabilities or to the extent to which Sequa Chemicals or any Sequa Chemicals
Affiliate is required to retain by any Governmental Authority or Legal Requirement;

               (l) (i) All Hazardous Substances which at or prior to the Closing Time are present or were present in, on or under any Facility or Former Facility, (ii) all Hazardous Substances which at or prior to the Closing Time are or were present in, on or under any Facility or Former Facility and which prior to the Closing Time Migrated, or after the Closing Time Migrate, from any Facility or Former Facility and (iii) all Hazardous Substances, whether known or unknown and wherever located, which were shipped for disposal, disposed of, or spilled, discharged, leaked, emitted or released to the environment by Sequa, Sequa Chemicals, any predecessor (other than Burlington in respect of the Burlington Contamination) to Sequa or Sequa Chemicals or any other Person (other than Burlington in respect of the Burlington Contamination) for whose conduct Sequa or Sequa Chemicals may be held responsible under the Environmental
Laws; provided, however, the Inventory included in Purchased Assets for use in or sale by the Business shall not be included in (i),
(ii) or (iii) above, and notwithstanding (i), (ii) and (iii) above the rights and obligations of Sequa, Sequa Chemicals and Buyer in respect of the Burlington Contamination shall be subject to the Burlington Agreement;

               (m)     All amounts due from Sequa Affiliates;

               (n) All of Sequa's and Sequa Chemicals' rights under this Agreement and the Additional Documents;

               (o) The rights, assets and properties listed on Disclosure Schedule Part 2.03(o);

               (p) To the extent that such exist and relate to the Excluded Assets or Retained Liabilities, all rights, if any, under any cause of action, judgment, right of recovery, right of set-off, credit, rebate, indemnity or other claim against other Persons, of whatever kind or nature, known or unknown, accrued or to accrue, including, without limitation, to the extent that such exist and relate to the Excluded Assets or Retained Liabilities all rights of rescission, replevin and reclamation; all rights and claims in respect of past infringement or against present and former employees, agents and consultants; all credits or rebates due in respect of charges incurred, goods received or services rendered to Sequa Chemicals; all proceeds of accounts receivables not included in the Closing Working Capital Statement; all deposits, advance payments, prepayments and credits not included in the Closing
Working Capital Statement; and all rights under any express or implied warranties, representations or guarantees made by suppliers, contractors or others having business dealings with Sequa Chemicals;

               (q)     All shares of capital stock of Sequa Receivables
Corporation;

               (r) The right to receive services from any Sequa Chemicals' Affiliates except as provided in this Agreement;

               (s) Subject to Section 2.02(i), any right or claim of Sequa and Sequa Chemicals against employees arising out of providing information in connection with the transactions contemplated hereby as well as any misrepresentation or breach of warranty by such employee; and

               the inventory described in Section 5.15.

        Section 2.04. Assumed Obligations. Upon the terms and subject to the conditions of this Agreement, at the Closing Time, Buyer will assume and will thereafter pay, perform or discharge the following obligations of Sequa Chemicals or Sequa (collectively, the "Assumed Obligations"):

               (a) The payment obligations for the amounts of the accounts payable (the "Accounts Payable") and the amounts of the accrued expenses (the "Accrued Expenses") reflected on the Closing Working Capital Statement and, all payment obligations to Transferred Employees for salary, wages and payroll taxes from October 26, 1998 to the Closing Time; for bonuses and incentive compensation for the period from January 1, 1998 to the Closing
Time; for vacations for the period of January 1, 1998 through December 31, 1999; and sick pay for the period from January 1, 1998 to the Closing Time;

               (b) All performance obligations of Sequa Chemicals or Sequa, as the case may be, pertaining to the Business under the terms, conditions and provisions contained in an Assumed Contract to the extent first becoming due after the Closing Time and arising exclusively as a result of Buyer's conduct of the Business after the Closing Time (including conduct by Buyer which is a continuation of Sellers' conduct prior to the Closing Time) and including any payment obligations to the extent of goods received by or services rendered to Buyer after the Closing Time under an Assumed Contract;

               (c) The obligations of Sequa Chemicals to its customers to replace or refund up to the purchase price of, any product sold by Sequa Chemicals in the course of the Business prior to the Closing Time;

               (d) All liabilities and obligations under any of the Listed Permits which have been transferred to Buyer but only to the extent arising from the operations of Buyer under any such Listed
Permit after the Closing Time; and

               (e) The obligation to pay to Transferred Employees accrued holiday pay and tuition reimbursement under the terms of the Welfare Plans (even though not reflected on the Closing Working Capital Statement).

        Section 2.05. Retained Liabilities. Notwithstanding anything to the contrary, except for the Assumed Obligations and except to the extent of Buyer's obligation to defend, indemnify and hold harmless Sequa Chemicals pursuant to Section 8.03(d), Buyer does not assume and Sequa and Sequa Chemicals shall, without any responsibility or liability of, or recourse to Buyer or any Buyer Affiliate, retain and pay, perform and discharge all liabilities and obligations of any nature of Sequa or Sequa Chemicals, or claims of such liability or obligation, whether foreseen, unforeseen, accrued, unaccrued, known, unknown, liquidated or unliquidated, matured or unmatured, now existing or which may arise in the future, including, without limiting the generality of the foregoing, any liability, obligation or claim arising out of or resulting from:

               (a) any injury to or disease or death of any person or damage to or loss of any property to the extent resulting from or arising out of or any act or omission by Sequa Chemicals or Sequa regardless of whether such injury, disease, death, damage or loss occurs prior to, at or after the Closing Time and whether based on negligence, breach of warranty, breach of contract, products liability, strict liability, workers compensation or any other theory;

               (b) any violation by Sequa Chemicals or Sequa of any Legal Requirement, any Permit, any Order or the requirements of any Governmental Authority;

               (c) any qualified or nonqualified, funded or nonfunded pension, profit sharing, health, welfare, medical insurance or other employee benefit plan or arrangement established, participated in, or maintained by Sequa Chemicals or Sequa;

               (d) except to the extent included as an Accrued Expense on the Closing Working Capital Statement, all Taxes for which Sequa Chemicals or Sequa is responsible under any Legal Requirement;

               (e) all liabilities and obligations arising or resulting: (i) from any breach or default of any Assumed Contract to the extent occurring prior to the Closing Time or any performance or non-performance prior to the Closing Time which, by the lapse of time or delivery of notice (or both), would constitute a breach or default of any Assumed Contract (including, without limitation, any breach or default of any warranty (express or implied) arising with respect to the subject matter of any Assumed Contract), or (ii) from the termination or cancellation prior to the Closing Time of any Assumed Contract;

               (f) all liabilities and obligations in respect of any contract, agreements, contract rights, equipment and other personal property leases, licenses, purchase and sales orders, proposals, quotations, bids, arrangements and understandings of Sequa Chemicals, Sequa or SCSA which is not an Assumed Contract;

               (g) except to the extent of the obligations of Sequa Chemicals assumed by Buyer under Section 2.04(c), products sold or services performed by Sequa Chemicals or Sequa, including, without limitation, all liabilities and obligations (i) to any Person other than Sequa Chemicals' customer, (ii) for personal injury or property damages, (iii) for consequential, incidental, punitive, indirect or special damages, and (iv) for any claim in excess of the purchase price of a product;

               (h) any infringement or other violation of Intellectual Property rights of any Person to the extent arising or resulting from any act or omission by Sequa Chemicals or Sequa and only with respect to the period prior to the Closing Time;

               (i) (i) any Hazardous Substances which at or prior to the Closing Time are present or were present in, on or under any Facility or Former Facility, (ii) any Hazardous Substances which at or prior to the Closing Time are or were present in, on or under any Facility or Former Facility at or prior to the Closing Time but which prior to the Closing Time Migrated, or after the Closing Time Migrate, from any Facility or Former Facility or (iii) any Hazardous Substances, whether known or unknown and wherever located, which were shipped for disposal, disposed of, or spilled, discharged, leaked, emitted or released to the environment by Sequa Chemicals, Sequa, any predecessor (other than Burlington in respect of the Burlington Contamination) to Sequa Chemicals or Sequa or any other Person (other than Burlington in respect of the Burlington Contamination) for whose conduct Sequa Chemicals or Sequa may be held responsible under the Environmental Laws;
provided, however, the Inventory included in the Purchased Assets for use in or sale by the Business shall not be included in (i),
(ii) or (iii) above, and notwithstanding (i), (ii) and (iii) above the rights and obligations of Sequa, Sequa Chemicals and Buyer in respect of the Burlington Contamination shall be subject to the Burlington Agreement;

               (j) all obligations and liabilities of Sequa Chemicals and Sequa under this Agreement;

               (k) any other liability or obligation but only to the extent arising out of or resulting from: (i) the ownership, operation, use, or possession of the Purchased Assets by Sequa Chemicals or Sequa prior to the Closing Time, (ii) the ownership or operation by Sequa Chemicals or Sequa of the Business prior to the Closing Time; or
(iii) the ownership or operation by Sequa Chemicals or Sequa of any business or operations other than the Business, whether prior to or after the Closing Time;

               the contracts, agreements and other matters referred to in Disclosure Schedule Part 2.05(l)

               all amounts due to Sequa Affiliates.

(collectively, the "Retained Liabilities"). For purposes of this Agreement, the Retained Liabilities shall be deemed to include all liabilities and obligations described in the previous sentence and for purposes of this Agreement no such liability or obligation shall be deemed a liability or obligation of Buyer even if by operation of law any such liability or obligation is also or becomes a liability or obligation of Buyer.

        Section 2.06.  Purchase Price.

               (a) Amount. The term "Purchase Price" shall in addition to Buyer's payment, performance and discharge, as the case may be, of the Assumed Obligations mean:

                       (i)    One Hundred and Eight Million Dollars
                              ($108,000,000) (the "Base Price");

                       (ii) plus or minus the Closing Working Capital Adjustment; and

                       (iii)         plus or minus the Capital Spending
Adjustment.

               (b) Payment. Payment of the Purchase Price shall be made as follows:

                       (i) The Base Price shall be paid at the Closing Time in immediately available funds by wire transfer;

                       (ii) The Closing Working Capital Adjustment shall be paid as set forth in Section 2.07; and

                       (iii) The Capital Spending Adjustment shall be paid as set forth in Section 2.08.

        Section 2.07 Working Capital Adjustment. The Closing Working Capital Adjustment will be determined as follows:

               (a) The "Base Line Working Capital Statement", as agreed upon by Buyer and Sequa Chemicals, is attached hereto as Exhibit B.
The "Base Line Working Capital Amount" is the amount of the current assets on the Base Line Working Capital Statement minus the amount of the current liabilities on the Base Line Working Capital
Statement and equals $12,129,000.

               (b) As promptly as possible, but in any event within ninety (90) days following the Closing Time, Buyer shall prepare and deliver to Sequa Chemicals a closing working capital statement as of the Closing Time (the "Closing Working Capital Statement") which shall be prepared in accordance with the accounting instructions which are attached hereto as Exhibit C (collectively, the "Accounting Instructions"). Buyer shall provide Sequa
Chemicals with reasonable access to Buyer and/or its auditors work papers and permit Sequa Chemicals to review and/or audit the same.

               (c) The Closing Working Capital Statement shall become final and binding upon Sequa Chemicals unless on or before the sixtieth (60th) day after Sequa Chemicals' receipt of the Closing
Working Capital Statement Sequa Chemicals shall deliver to Buyer a written notice of its objection to any item on the Closing Working Capital Statement, together with proposed changes thereto and the reasons for such changes. All matters on which no notice of objection is given shall be deemed final and binding.

               (d) If Sequa Chemicals issues a notice of objection, Sequa Chemicals and Buyer shall meet and attempt, in good faith negotiations, to resolve the dispute within thirty (30) days following Sequa Chemicals' notice of objection. If the parties resolve all or some of the matters in dispute within such thirty
(30) day period then the parties shall prepare and sign an Adjusted Closing Working Capital Statement reflecting such agreement which shall be deemed final and binding with respect to such resolved matters. As to matters which remain in dispute after such thirty (30) day period ("Unresolved Matters"), the Closing Working Capital Statement shall be reviewed by the Accounting Firm in accordance with the Accounting
Instructions.

               (e)     Each of Sequa Chemicals and Buyer shall within ten
(10) days after such thirty (30) day period submit a written statement of its respective position to the Accounting Firm and the other party which statement shall include an amount for each Unresolved Matter and an explanation as to why it believes such amount is consistent with Accounting Instructions. The Accounting
Firm shall consider both written statements as it performs its duties but shall not have the authority to review any matter except Unresolved Matters. The parties shall require the Accounting Firm to complete its review not later than the thirtieth (30th) day following the submission of the matter to the Accounting Firm and to render its determination based solely on the Accounting
Instructions.

               (f) The Accounting Firm shall prepare a report stating and explaining any adjustments in respect of any Unresolved Matter that is required so that such Working Capital Items are reflected on the Closing Working Capital Statement consistent with the Accounting Instructions. Promptly after its completion, the Accounting Firm shall provide such report to Sequa Chemicals and Buyer and the adjusted amount of such Unresolved Matters contained in such report shall be deemed incorporated into the Closing
Working Statement prepared by Buyer or the Adjusted Closing Working Capital Statement, as the case may be, which shall thereupon become the final Adjusted Closing Working Capital Statement and be binding upon Buyer and Sequa Chemicals. All fees, costs and expenses of the Accounting Firm shall be paid by Buyer and Sequa Chemicals in inverse proportion to the share of the Unresolved Matters decided in each party's favor.

               (g) The "Closing Working Capital Amount" is the amount of the current SCSA cash, Receivables, Inventory, Prepaids on the Closing Working Capital Statement or Adjusted Closing Working
Capital Statement, as the case may be, minus the Accounts Payable and Accrued Expenses as shown on the Closing Working Capital
Statement or the Adjusted Closing Working Capital Statement, as the case may be. Within ten (10) days after the date the Closing
Working Capital Statement or the Adjusted Closing Working Capital
Statement becomes final in accordance with this Section 2.07 (such tenth day being referred to herein as the "Settlement Date"), Sequa Chemicals shall pay to Buyer the amount, if any, by which the Closing Working Capital Amount is less than the Baseline Working Capital Amount or Buyer shall pay to Sequa
Chemicals the amount, if any, by which the Closing Working Capital
Amount is more than the Baseline Working Capital Amount, together with, in either case, interest from the Closing Time on the amount paid under this Section 2.07(g) calculated at the Reference Rate
(any amount so paid under this Section 2.07(g) the "Closing Working Capital Adjustment").

        Section 2.08.         Capital Spending Adjustment.

               (a) The Capital Spending Adjustment Amount shall be the difference between $5,715,000 (the "Aggregate Capital Amount") and the actual amount which has, between January 1, 1998 and the Closing Time, been incurred and either paid by Sequa Chemicals or accrued in the Closing Working Capital Statement for capital expenditures which are included within the Purchased Assets (such amount, the "Actual Capital Amount").

               (b) As promptly as possible, but in any event within ninety (90) days following the Closing Time and no earlier than the date on which Buyer delivers the proposed Closing Working Capital Statement to Sequa Chemicals as provided in Section 2.07(b), Buyer shall prepare and deliver to Sequa Chemicals a statement which shall consist of the Actual Capital Amount (the "Capital Spending Statement") together with reasonable supporting documentation. The Capital Spending Statement shall be prepared in accordance with the Accounting Instructions. Buyer shall provide Sequa Chemicals with reasonable access to Buyer and/or its auditors work papers and permit Sequa Chemicals to review and/or audit the same.

               (c) The Capital Spending Statement shall become final and binding upon Sequa Chemicals unless on or before the sixtieth
(60th) day after Sequa Chemicals' receipt of the Closing Capital Spending Statement, Sequa Chemicals shall deliver to Buyer a written notice of its objection to the amount of any item on the Capital Spending Statement, together with proposed changes thereto and the reasons for such changes. All matters on which no notice of objection is given shall be deemed final and binding. If Sequa Chemicals delivers an objection then a dispute shall be resolved consistent with Section 2.07 (d), (e) and (f). Within ten (10) days after the date the Capital Spending Statement becomes final in accordance with this Section 2.08, Sequa Chemicals shall pay to Buyer the amount, if any, by which the Aggregate Capital Amount is greater than the Actual Capital Amount (subject to a maximum payment by Sequa Chemicals of One Million five Hundred Thousand
Dollars ($1,500,000)) or Buyer shall pay to Sequa Chemicals the amount, if any, by which the Aggregate Capital Amount is less than the Actual Capital Amount, together with, in either case, interest from the Closing Time on the amount paid under this Section 2.08(c) calculated at the Reference Rate (any amount so paid under this Section 2.08(c) the " Capital Spending Adjustment").

        Section 2.09. Allocation of Purchase Price. Not later than ninety (90) days after the Closing, Buyer shall provide to Sequa Chemicals proposed statements prepared by a nationally recognized appraisal firm, at Buyer's sole cost and expense, (the "Allocation Statements") setting forth a proposed allocation, in accordance with Section 1060 of the Code, the total of the Purchase Price and the book amount of the Assumed Obligations, to the different items of Purchased Assets and to the Assumed Obligations hereunder in accordance with the methodology set forth in Exhibit D. Buyer shall furnish to Sequa Chemicals, at no cost to Sequa Chemicals, a copy of any appraisals used by Buyer to propose such allocation. Buyer and Sequa Chemicals respectively agree to file all income, franchise and other Tax returns, and execute such other documents as may be required by any Taxing Authority, in a manner consistent with the Allocation Statements and to refrain from taking any position inconsistent with such Allocation Statements with any Taxing Authority unless otherwise required by a Legal Requirement.

        Section 2.10.  Closing.

               (a) Closing Time. The closing of the transactions contemplated by this Agreement shall take place simultaneously with the execution and delivery hereof at the offices of Sequa
Chemicals at the Chester Facility, or at such other place or date as may be agreed upon from time to time in writing by Sequa
Chemicals and Buyer. The "Closing" shall mean the making of the deliveries to be made by Buyer, Sequa Chemicals and Sequa respectively pursuant to Section 2.10 (b) and (c) and shall be deemed to have occurred for all purposes under this Agreement at 11:59 p.m. on the day immediately preceding the Closing (the
"Closing Time").

               (b)     Deliveries at the Closing by Sequa Chemicals and
Sequa:  At the Closing Sequa Chemicals and Sequa will deliver to
Buyer the following which shall be duly executed:

                       (1) The deeds in the form of Exhibits E, E-1, E-2, E-3 and E-4;

                       (2) A general conveyance, assignment and bill of sale for the Purchased Assets other than the Owned Facilities in the form of Exhibit F and Exhibit F-1;

                       (3)    Assignments of the Patents and Patent
Applications in the form of Exhibit G and Exhibit G-1 ;

                       (4) Assignments of all registered Marks and all applications for registration of any Mark in the form of Exhibit H and Exhibit H-1;

                       (5) Motor vehicle certificates of title and registrations for all titled vehicles included in the Purchased
Assets;

                       (6) A certificate in the form of Exhibit I of the Vice President and Assistant Secretary of Sequa Chemicals and in the form of Exhibit I-1 of the Senior Associate General Counsel of Sequa Corporation;

                       (7) Resignation of all directors and officers of SCSA;

                       (8) An affidavit and indemnity against unfiled mechanics' and materialmen's liens against the Owned Facilities and an affidavit of non-foreign ownership;

                       (9) The Consents of Burlington, Sherwin Williams, BASF, Nippon Mektron, Nashua, Hollingworth & Vose, Oliphant, Wood
Coatings Research, Highland Industries and Simtek, Inc.;

                       (10) Assignment and Assumption of Vehicle Leases in the form of Exhibit J;

                       (11) An assignment of the Shares in the form of Exhibit L;

                       (12) The Environmental Response Agreement in the form of Exhibit M;

                       (13)   The Burlington Agreement in the form of Exhibit
N;

An assignment of the Option in the form of Exhibit M-1;

                       (15) The Jamestown Facility Rights Agreement in the form of Exhibit N-1; and

                       (16) Such other separate instruments of sale, assignment, transfer or conveyance, in form and substance reasonably satisfactory to Buyer and provided that such are consistent with the terms and conditions and limitations of this Agreement, that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title in accordance with Agreement to all or any part of the Purchased Assets or to otherwise carry out the purpose of this Agreement.

               (c) Delivery at the Closing by Buyer. At the Closing, Buyer will deliver to Sequa Chemicals and Sequa the following which shall be duly executed:

                       (1)    The Purchase Price in accordance with Section
2.06;

                       (2) An Assumption Agreement with respect to the Assumed Obligations in the form of Exhibit O;

                       (3) A certificate in the form of Exhibit P of the Secretary of Buyer;

                       (4) Assignment of Vehicle Leases in the form of Exhibit J;

                       (5) A duly executed and completed State of South Carolina Department of Revenue and Taxation Resale Certificate
(Form ST-8A) in the form of Exhibit Q;

                       (6) A duly executed and completed State of North Carolina Manufacturer's Certificate in the form of Exhibit R;

                       (7) The Environmental Response Agreement in the form of Exhibit M;

The Burlington Agreement in the form of Exhibit N;

                       (9) The Jamestown Facility Rights Agreement in the form of Exhibit N-1; and

                       (10) Such other separate instruments of assumption, in form and substance reasonably satisfactory to Sequa Chemicals and provided that such are consistent with the terms and conditions and limitations of this Agreement, that Sequa Chemicals may reasonably deem necessary or appropriate in order to perfect, confirm or evidence Buyer's assumption of the Assumed Obligations in accordance with this Agreement, or to otherwise carry out the purpose of this Agreement.

        Section 2.11. Assignment of Assets.

               (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute a sale, assignment, transfer or conveyance (a "Transfer") or an agreement to Transfer any Assumed Contract or Permit, or any claim, right or benefit arising thereunder or resulting therefrom (collectively, the "Interests") if an attempted Transfer thereof, without the consent, waiver, confirmation, novation or approval (a "Consent") of a third party, would constitute a breach or other contravention thereof, be ineffective or in any way adversely affect any rights thereunder, unless and until such Interest can be effectively Transferred without such breach, contravention or adverse effect, at which time each such Interest shall be deemed to be so Transferred. Until such Transfer, all such Interests shall be held in trust by Sequa or Sequa Chemicals for the sole benefit of Buyer.


               (b) To the extent any Consents necessary to Transfer any Interest have not been obtained or are not in effect as of the Closing Time, Sequa Chemicals, Sequa and Buyer shall, during the remaining term of such Interest, use all reasonable efforts to (i) cooperate in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Buyer, in which case Buyer shall pay or satisfy the corresponding obligations for the enjoyment of such benefits to the extent Buyer would have been responsible therefor if such Consent had been obtained and such Interest had been transferred to Buyer;
and (ii) enforce, at the request of Buyer and at Buyer's sole cost and expense, any rights of Sequa Chemicals arising from such Interest against the issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof with the consent of Buyer).

ARTICLE III:   REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Sequa Chemicals and Sequa that:

        Section 3.01. Corporate Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, lease and operate its property and otherwise conduct its business as now being conducted. Buyer is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business, the property it owns, leases or operates requires such qualifications. Buyer has not received any written notice or assertion from any Governmental Authority of any jurisdiction to the effect that Buyer is required to be qualified or otherwise authorized to do business therein, in which Buyer has not qualified or obtained such authorization.

        Section 3.02. Authorization of Transaction. Buyer has full corporate power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement and the other documents and instruments specified in Section 2.10(c). All necessary and appropriate corporate action has been taken by Buyer with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

        Section 3.03. Non-Conflict. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation or Code of Regulations of Buyer, or any resolution adopted by the board of directors or the shareholders of Buyer; or
(ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which

Buyer is or may be subject or (iii) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other Person.

        Section 3.04. Finders; Brokers. Buyer is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement.

        Section 3.05. No Knowledge of Seller Default. Buyer has no Knowledge that Sequa Chemicals or Sequa is in breach of any of its representations, warranties and covenants contained in this Agreement or in any Additional Document.

        Section 3.06. Adequate Funds. Buyer has sufficient funds without necessity of third party financing (other than under Buyer's existing credit lines) to enable it to consummate the transactions contemplated by this Agreement.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF SEQUA CHEMICALS
AND SEQUA

        Sequa and Sequa Chemicals hereby jointly and severally represent and warrant to Buyer that:

        Section 4.01. Corporate Organization and Qualification. Each of Sequa, Sequa Chemicals and SCSA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its property and otherwise conduct its business as now being conducted. Each of Sequa Chemicals and SCSA is duly qualified to do business and is in good standing in each jurisdiction listed on Disclosure Schedule
Part 4.01, and is not qualified to do business in any other jurisdiction. Except as set forth on Disclosure Schedule Part
4.01, neither Sequa Chemicals nor SCSA has received any written notice or assertion from any Governmental Authority of any jurisdiction to the effect that it is required to be qualified or otherwise authorized to do business therein, in which it has not qualified or obtained such authorization.

        Section 4.02.  Authorization of Transaction.  Sequa and Sequa
Chemicals


has full corporate power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement and the other documents and instruments specified in Section 2.10(b). All necessary corporate and shareholder action has been taken by Sequa, Sequa Chemicals and SCSA with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Sequa and Sequa Chemicals, enforceable in accordance with its terms.

        Section 4.03. Non-Conflict. Except as set forth in Disclosure Schedule Part 4.03, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby by Sequa, Sequa Chemicals or SCSA will, directly or indirectly (with or without notice or lapse of time):
(a) contravene, conflict with, or result in a violation of any provision of the Certificate of Incorporation, By-Laws or other constitutive document of Sequa, Sequa Chemicals or SCSA, or any resolution adopted by the board of directors or stockholders of Sequa, Sequa Chemicals or SCSA; (b) contravene, conflict with, or result in a violation by Sequa, Sequa Chemicals or SCSA of any Legal Requirement or any Order to which Sequa, Sequa Chemicals, SCSA, any of the Purchased Assets or the rights, properties or assets of SCSA are or may be subject; (c) subject to obtaining any necessary Consent to transfer the same to Buyer, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit held by Sequa, Sequa Chemicals or SCSA; (d) subject to obtaining any necessary Consent to transfer the same to Buyer, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract, lease, contract, agreement or other instrument, commitment or obligation to which Sequa, Sequa Chemicals, SCSA, any Purchased Assets, Assumed Contracts or any rights, property, or assets of SCSA are or may be bound or affected; (e) result in the imposition or creation of any Lien upon or with respect to any of the Purchased Assets or the rights, property or assets of SCSA except for Permitted Liens and except as otherwise provided by the express terms and conditions of any such Assumed Contract; or (f) require

(other than in respect of the transfer to Buyer of an Assumed
Contract or Listed Permit) any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other Person.

        Section 4.04.  Investments; Subsidiaries.

               (a) Except as set forth in Disclosure Schedule Part 4.04(a), Sequa Chemicals and SCSA are engaged in the Business and except as described on Disclosure Schedule Part 4.04(a) since
January 1, 1998 Sequa Chemicals has not engaged in any other business or activities except as incidental to the Business and the activities of SCSA since its formation have been limited to the distribution of products purchased from Sequa Chemicals and activities incidental thereto. Except as set forth on Disclosure Schedule Part 4.04(a), since December 31, 1996, neither Sequa Chemicals nor SCSA has acquired from any other Person any ongoing business or product line which as of the date hereof is a part of the Business.

               (b) Disclosure Schedule Part 4.04(b) completely and accurately sets forth the authorized, issued and outstanding equity securities of SCSA and the ownership of the outstanding equity securities of SCSA. Except as set forth on Disclosure Schedule
Part 4.04(b): (i) all outstanding equity securities of SCSA have been validly issued in compliance with all applicable Legal Requirements and are fully paid, non-assessable and free of preemptive rights; (ii) all issued equity securities and all outstanding equity securities of SCSA are owned by Sequa Chemicals free and clear of all Liens, other than Permitted Liens, (iii) there are no shareholder agreements, voting trusts or other agreements or understandings with respect to the business or operations of SCSA or voting of SCSA equity securities to which Sequa Chemicals is a party or by which Sequa Chemicals or SCSA is bound, and (iv) there is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer of any equity securities of SCSA, including any right of conversion or exchange under any outstanding security or other instrument. Sequa Chemicals has heretofore delivered to Buyer complete and correct copies of the charter, certificates, articles, by-laws or code of regulations (which terms shall be deemed to also include comparable governing instruments with different names) of SCSA and each other item described in
(iii) and (iv) above, as amended and presently in effect and, to Sequa Chemicals' Knowledge, SCSA is not in default in the performance, observation or fulfillment of its charter, articles, by-laws or code or regulations or any such item. Except for SCSA and as otherwise disclosed on

Disclosure Schedule Part 4.04(b), Sequa Chemicals neither owns nor has any interest in any other equity securities or any subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer of any equity securities.

        Section 4.05.  Financial Statements.

               (a) Disclosure Schedule Part 4.05(a) includes: (i) the consolidated unaudited balance sheets of Sequa Chemicals which includes SCSA (after June 1, 1996) as at December 31 in each of the years 1995 through 1997, and the related unaudited consolidated statements of income, and cash flow for each of the fiscal years then ended, (the "Year-End Financials"), and (ii) an unaudited consolidated balance sheet of Sequa Chemicals which includes SCSA
(after June 1, 1996) as at September 30, 1998 (the "Interim Balance Sheet") and the related consolidated unaudited statements of income and cash flow for the nine (9) months then ended (the "Interim
Financial Statements") ((i), (ii) collectively, the "Financial Statements"). Except as set forth on Disclosure Schedule Part
4.05(a) the Financial Statements have been prepared from the books and records of Sequa Chemicals and SCSA and fairly present, in all material respects, the financial condition and results of operations, and cash flow of Sequa Chemicals and SCSA as at the respective dates of and for the periods referred to in the
Financial Statements, all in accordance with GAAP consistently
applied.   Except as expressly noted therein, the statements of
income included in the Financial Statements do not include any items which would be treated as extraordinary income or expense pursuant to GAAP.

               (b) Except as set forth on Disclosure Schedule Part 4.05(b), the Financial Statements include a reasonably allocable charge for all services provided to Sequa Chemicals and SCSA by Sequa Chemicals Affiliates.

               (c) Disclosure Schedule Part 2.02(l) sets forth a complete and accurate list of all bank accounts and lockboxes held or used by Sequa Chemicals exclusively and not in conjunction with any Sequa Chemicals Affiliate and all bank accounts and lockboxes held or used by SCSA.

        Section 4.06. Absence of Certain Changes in Events. To Sequa Chemicals' Knowledge, except as set forth on Disclosure Schedule
Part 4.06, since September 30, 1998 there has not occurred any event which has materially adversely effected, or may reasonably be expected so to materially adversely effect, Sequa Chemicals or SCSA or the Purchased Assets or condition (financial or otherwise) of Sequa Chemicals or SCSA including, without limitation, any material loss of or material damage to any of the Purchased Assets or the rights, property or assets of SCSA, or any material loss or material adverse change in relationship with a Significant Customer or Significant Supplier (such effect, a "Material Adverse Effect").

        Section 4.07. Taxes.   In respect of Sequa Chemicals, SCSA,
the Purchased Assets and the rights, properties, and assets of SCSA and except as set forth on Disclosure Schedule Part 4.07: (i) all Tax Returns required to be filed with any Taxing Authority have, to Sequa Chemicals' Knowledge, been filed in accordance with all Legal Requirements; (ii) as of the time of such filing, such Tax Returns as to SCSA were prepared in accordance with the appropriate books and records and correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of the Business, and any other information required to be shown therein; (iii) all Taxes owed for which payment was due as shown on any such Tax Return have been paid;
(iv) there is no agreement or consent under Section 341(f) of the Code or any foreign equivalent thereof; (v) there are no Liens for Taxes upon the Purchased Assets or right, property or assets of the SCSA except Permitted Liens; (vi) no deficiency for any Tax or claim for additional Taxes by any Taxing Authority has been assessed or is pending, or to the Knowledge of Sequa Chemicals, is threatened; (vii) there is no extension or waiver of the limitation period applicable to any Tax or Tax Return for SCSA; and (viii) there is no Tax abatement, Tax exemption or similar Tax benefit in favor of Sequa Chemicals or SCSA which is not of general application.

        Section 4.08. Accounts Receivable. All trade accounts receivable of Sequa Chemicals or SCSA (collectively, the "Trade Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of Business. Except as set forth on Disclosure Schedule Part 4.08, there is no pending, or to Sequa Chemicals' Knowledge, threatened in writing contest, claim, or right of set-off, (other than claims for return and/or replacement of products or refund of purchase price for products in the ordinary course of Business), with any obligor of a Trade Accounts Receivable relating to the amount or validity of such Trade Accounts Receivable. Disclosure Schedule Part 4.08 contains a complete and accurate list of all Trade Accounts Receivable as of August 31, 1998, which list also sets forth the aging of such Trade Accounts Receivable.

        Section 4.09. Inventory. Except as set forth on Disclosure Schedule Part 4.09, to Sequa Chemicals' Knowledge all inventory which is obsolete or defective or of below standard quality has been written off or written down to estimated net realizable value in the Interim Balance Sheet. Except as set forth on Disclosure Schedule Part 4.09 no inventory has been pledged as collateral or is held by Sequa Chemicals or SCSA on consignment from others.

        Section 4.10.  Legal Proceedings.   (a)  Except as set forth
on Disclosure Schedule Part 4.10(a) and except for claims for return and/or replacement of products and refunds of purchase price for products in the ordinary course of Business: there is no pending or, to the Knowledge of Sequa Chemicals, threatened, claims, demands, notices of violation, arbitrations, third party audits, grievances, hearings, third party investigations, litigation, or suits (whether civil, criminal, administrative, investigative, or informal) (collectively, a "Proceeding") by or against Sequa Chemicals or SCSA or any director or officer of Sequa Chemicals or SCSA or which are in respect of the Business, the Purchased Assets or the rights, properties or assets of SCSA. Sequa Chemicals has delivered or otherwise made available to Buyer correct and complete copies of all pleadings, material non-privileged correspondence, and other documents in Sequa Chemicals' possession relating to each Proceeding listed in Disclosure
Schedule Part 4.10(a).

               (b) Disclosure Schedule Part 4.10(b) lists each Proceeding to which Sequa Chemicals or SCSA has been a party since December 31, 1996 that: (i) involved a judgment or settlement in excess of $100,000 or the granting or obtaining of injunctive or other equitable relief and (ii) (A) involved an alleged violation of any Legal Requirement (including, without limitation, any Environmental Law), (B) involved personal injury or property damage alleged to have resulted from products sold by Sequa Chemicals or SCSA or any Hazardous Substances disposed of, used or released by Sequa Chemicals or SCSA, (C) involved an allegation of infringement, misappropriation, or violation of or conflict with the Intellectual Property rights of any Person, (D) involved an allegation that Sequa Chemicals or SCSA has a liability or obligation in respect of any Hazardous Substances shipped for disposal, disposed of or spilled, discharged, leaked, emitted or released to the environment, (E) involved injuries or illnesses to Employees, or (F) involved a fine or penalty imposed or sought to be imposed by a Governmental Authority.

        Section 4.11.  Orders.

               (a) Except for Orders of general application, Disclosure Schedule Part 4.11(a) sets forth each order, decree, award, decision, injunction, judgment, ruling, subpoena, or verdict of any Governmental Authority or arbitrator (an "Order") to which Sequa
(in respect of the Business), Sequa Chemicals, SCSA, any of the Purchased Assets, or any rights, property or assets of SCSA is currently subject (a "Listed Order") and, to the Knowledge of Sequa Chemicals, no additional Order is threatened.

               (b) To the Knowledge of Sequa Chemicals, no officer, director, employee, agent or consultant of Sequa Chemicals or SCSA is subject to any Order that prohibits such officer, director, employee, agent or consultant from engaging in or continuing any conduct, activity, or practice.

               (c) Except as disclosed on Disclosure Schedule Part 4.11(c), to the Knowledge of Sequa Chemicals, Sequa Chemicals,
Sequa and SCSA are, and at all times since December 31, 1996, have been in material compliance with all of the terms and requirements of each Order excluding any noncompliance as to which the remedy, to the Knowledge of Sequa Chemicals, could reasonably be expected to involve less than $100,000.

               (d) Except as disclosed on Disclosure Schedule Part 4.11(d), neither Sequa Chemicals nor SCSA has, since December 31,
1997, received any written notice from any Governmental Authority or any other Person regarding any actual or alleged violation by Sequa Chemicals, Sequa or SCSA of any Order.

        Section 4.12. Compliance with Legal Requirements. To the Knowledge of Sequa Chemicals, except as set forth on Disclosure
Schedule Part 4.12:

               (a) Sequa Chemicals, Sequa (in respect of the Business), SCSA and each Facility is in compliance in all material respects with applicable Legal Requirements and since December 31, 1997 there has not been any recurring material noncompliance with any applicable Legal Requirement;

               (b) Neither Sequa Chemicals, Sequa (in respect of the Business), nor SCSA has received since December 31, 1997 any written notice from any Governmental Authority or any other Person regarding (i) any actual, alleged, or potential violation of, or failure to comply by Sequa Chemicals or SCSA with, any Legal Requirement, or (ii) any actual, alleged, or potential obligation on the part of Sequa Chemicals, Sequa (in respect of the Business), or SCSA to undertake, or to bear all or any portion of the cost of, any Legal Requirement compliance which has not been completed; and

               (c) Neither Sequa Chemicals, Sequa (in respect of the Business), nor SCSA, has paid since December 31, 1997, and there is no pending or, to the Knowledge of Sequa Chemicals, threatened fine or penalty imposed against Sequa Chemicals, Sequa (in respect of the Business), or SCSA by any Governmental Authority.

        Section 4.13.  Permits.

               (a) Disclosure Schedule Part 4.13(a) contains a complete and accurate list of each Permit held by Sequa Chemicals or SCSA
(the "Listed Permits"). Sequa Chemicals has delivered to Buyer correct and complete copies of all Listed Permits.

               (b) To the Knowledge of Sequa Chemicals except as set forth in Disclosure Schedule Part 4.13(b), (i) No Permit other than the Listed Permits is necessary to lawfully conduct the Business in the manner presently conducted; (ii) Each Listed Permit is valid and in full force and effect; (iii) each of Sequa Chemicals, Sequa
(in respect of the Business), and SCSA is, and at all times since December 31, 1997 has been, in compliance in all material respects with the terms and requirements of each Listed Permit; (iv) Neither Sequa Chemicals, Sequa (in respect of the Business), nor SCSA has received since December 31, 1997 any written notice from any Governmental Authority or any other Person regarding: (A) any actual, alleged, or potential violation by Sequa Chemicals, Sequa
(in respect of the Business), or SCSA of any Permit which is or was held by them, or (B) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Permit which is or was held by them; (v) All material filings, notices, reports and other submissions required to have been made with respect to the Listed Permits have been duly made on a timely basis with the appropriate Governmental Authority and all applications and other submissions required to have been filed for the timely renewal of the Listed Permits or the acquisition of any additional Permits which, to the Knowledge of Sequa Chemicals are necessary for the operation of the Business, have been duly filed on a timely basis with the appropriate Governmental
Authority; and (vi) Neither Sequa Chemicals, Sequa (in respect of the Business), nor SCSA has received from any Governmental
Authority any written waiver of compliance with respect to any Listed Permit since December 31, 1997.

        Section 4.14.  Environmental Matters.

               (a) To the Knowledge of Sequa Chemicals, Disclosure Schedule Part 4.14(a) contains a complete and accurate list of, and Sequa Chemicals has delivered to Buyer or otherwise made available to Buyer true and complete copies of any environmental investigations, audits, reviews, assessments, studies, analyses, and tests which are in respect of Hazardous Substances at any Facility or in respect of any monitoring, clean-up, abatement or remedial actions undertaken by Sequa Chemicals, Sequa or SCSA at any Facility excluding any of the same prepared by employees of Sequa Chemicals, (other than employee investigations in respect of soil or groundwater contamination not the subject of any other any environmental investigations, audits, reviews, assessments, studies, analyses, and tests), provided, however, that with respect to the Jamestown Facility, such list shall prior to May 28, 1997 only be required to contain those documents specifically disclosed in the Burlington Documents by Burlington in the Burlington Transaction.

               (b) Except as set forth on Disclosure Schedule Part 4.14(b) and except in respect of Hazardous Substances which have been fully remedied in compliance with the Environmental Laws, to the Knowledge of Sequa Chemicals, no Hazardous Substances: (i) are being or have been disposed of, spilled, discharged, emitted, leaked or otherwise released in, on or under any surface or subsurface soil or land strata, any surface or groundwater, or any building or facility which is included within any Facility, or (ii) are Migrating or have Migrated onto or from any Facility.

               (c) Except as set forth on Disclosure Schedule Part 4.14(c), neither Sequa Chemicals, Sequa nor SCSA in respect of the Business is under any contractual obligation or has, since December 31, 1997, been requested in writing by a Government Authority or other Person to participate in, contribute or perform any health study or any environmental investigation, audit, study, monitoring, clean-up, abatement or remediation of any Facility.

               (d) Except as set forth on Disclosure Schedule Part 4.14(d), to Sequa Chemicals' Knowledge, there are no active or inactive underground storage tanks, underground piping or trenches, leach fields, septic systems or waste treatment or disposal facilities (including, without limitation, incinerators, landfills, surface impoundments, thermal treatment units, open burning/open detonation areas) on, under or within any Facility. Disclosure Schedule Part 4.14(d) is a complete and accurate list, in all material respects, of any of such items that, to the Knowledge of Sequa Chemicals, were closed or removed from any Facility. Except as set forth on Disclosure Schedule Part 4.14(d), to Sequa
Chemicals' Knowledge, there are no polychlorinated biphenyls or asbestos used, generated, treated, stored, disposed of, or otherwise located at, in or under any Facility.

               (e) Except as set forth on Disclosure Schedule Part 4.14(e), Sequa Chemicals has no Knowledge of any Person, including any present or former Sequa Chemicals employee that has sustained injury as the result of any exposure to Hazardous Substances, non-hazardous substances or hazardous conditions in connection with providing services to Sequa Chemicals or SCSA at any Facility.

               (f) No Facility is listed or, to Sequa Chemicals' Knowledge, proposed for listing under CERCLA, or on any state similar list. Except as set forth on Disclosure Schedule Part 4.14(f), there are no pending or to the Knowledge of Sequa Chemicals, threatened, investigations, enforcement actions, remedial actions or other Proceedings under the Environmental Laws against Sequa Chemicals, Sequa or SCSA in respect of any Facility.

        Section 4.15. Title to Properties; Sufficiency of Assets. Except as set forth on Disclosure Schedule Part 4.15:

               (a) Sequa Chemicals and SCSA each has good, valid and marketable title to all assets, properties and rights which it purports to own (including without limitation, all assets, properties and rights shown or reflected on the Interim Balance
Sheet which have not been sold, transferred or disposed of since the date thereof) free and clear of Liens other than Permitted
Liens and by virtue of the deliveries made at the Closing Time, Buyer will obtain good, valid and marketable title to the Purchased Chemical Assets and the Shares free and clear of all Liens other than Permitted Liens. Sequa has good, valid and marketable title to the Purchased Sequa Assets free and clear of Liens other than Permitted Liens and by virtue of the deliveries made at the Closing Time, Buyer will obtain good, valid and marketable title to the Purchased Sequa Assets free and clear of all Liens other than Permitted Liens

               (b) Except for the Excluded Assets and the Purchased Sequa Assets, (i) the Purchased Chemical Assets and the rights, property and assets of SCSA constitute all of the assets, properties and rights used or held for use by Sequa Chemicals and SCSA to conduct the Business as of the date hereof and (ii) there are no assets, properties or rights used or held for use by Sequa Chemicals or SCSA to conduct the Business as of the date hereof that are owned by any Person other than Sequa Chemicals or SCSA except for assets, properties or rights consigned, leased or licensed to Sequa Chemicals or SCSA under valid and current lease or license arrangements which are included in the Purchased Assets or in the assets, property and rights of SCSA.

        Section 4.16.  Real Property.

               (a) Disclosure Schedule Part 4.16(a) sets forth a complete and accurate (i) legal description of all land owned by Sequa Chemicals or SCSA and a legal description of all land owned by Sequa exclusively for the Business which together constitutes all real property owned by Sequa Chemicals or SCSA or, by Sequa exclusively for the Business ("Owned Facilities"), (ii) list of all real property leased by Sequa Chemicals or SCSA or leased by Sequa exclusively for the Business, which together constitutes all real property leased or licensed by Sequa Chemicals or SCSA or by Sequa exclusively for the Business (collectively, "Leased Facilities"), and (iii) list of all other real property interests currently held or used by Sequa Chemicals or SCSA or held or used by Sequa exclusively for the Business ((i), (ii), and (iii) collectively, the "Facilities").

               (b)     Except as set forth on Disclosure Schedule Part
4.16(b):

                       (i) To Sequa Chemicals' Knowledge, the Facilities and the use by Sequa Chemicals, Sequa or SCSA thereof is not in material violation of any recorded covenant or restriction or any Legal Requirement pertaining to the ownership or use of real property. To Sequa Chemicals' Knowledge, neither Sequa, Sequa
Chemicals nor SCSA has any pending boundary, water drainage, nuisance or other pending written claims or disputes with the owners or lessees of any real property adjacent to any Facility and, to Sequa Chemicals' Knowledge, no such owner has any pending written claims or disputes with Sequa, Sequa Chemicals or SCSA;

                       (ii) Disclosure Schedule Part 4.16(b)(ii) sets forth copies of written requirements or recommendations any workers compensation insurance carrier, any property/casualty insurance carrier or any other insurance carrier board of fire underwriters or other body exercising similar function, requiring or recommending any repairs or other work be done on any Facilities provided to Sequa or Sequa Chemicals in writing in the past two years;

                       (iii) To the Knowledge of Sequa Chemicals, there is no threatened curtailment in any utility service being furnished to the Facilities;

                       (iv) The Facilities are used exclusively for the Business, and neither Sequa, Sequa Chemicals nor SCSA conducts any other business or operations at any Facility and to Sequa
Chemicals' Knowledge since December 31, 1997 neither Sequa, Sequa Chemicals or SCSA has conducted any other business or operations at any Facility. There are no recorded or, to Sequa Chemicals'
Knowledge, unrecorded easements, concessions or options, written or to Sequa Chemicals' Knowledge, oral which interfere with the use of the Owned Facilities, grant to any Person a right of use or occupancy of any portion of the Owned Facilities or grant to any person the right to purchase all or any portion of any Owned
Facilities or any interest therein.  There are no Persons except
Sequa Chemicals and SCSA in possession of, occupying or using any Facilities, other than tenants under leases disclosed in Disclosure Schedule Part 4.16(b)(iv) who are in possession of only the space to which they are entitled under such leases;

                       (v) There are no taxes or special assessments other than ordinary real estate taxes pending or payable against the Owned Facilities; there are no penalties due with respect to real estate taxes or assessments, and all real estate taxes or assessments (excepting those for the current year that are not yet due and payable) with respect to the Owned Facilities have been paid in full; and the Owned Facilities are not subject to any exemptions, abatements, or similar benefits (not of general application) involving any real property tax or assessment; and

                       (vi) Each Facility abuts on and currently has direct vehicular access to a public road or currently has access to a public road benefiting the Facility and, to Sequa Chemicals'
Knowledge, neither Sequa Chemicals, Sequa nor SCSA is in violation or default of any such right of access and there is no pending, or to the Knowledge of Sequa Chemicals threatened termination or alteration of any such right of access. The Chester Facility and the Jamestown Facility each presently have access to railway transportation and, to the Knowledge of Sequa Chemicals, neither
Sequa Chemicals nor Sequa is in violation or default of any such right of access and there is no pending, or to the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part
4.16(b)(vi) threatened termination or alteration of any such right of access.

        Section 4.17.  Personal Property

               (a)     Disclosure Schedule Part 4.17(a) contains a:

                       (i) list as of August 31, 1998 of, to Sequa Chemicals' Knowledge, all items of tangible personal property which are owned or leased (to the extent accounted for as a capitalized lease) by Sequa Chemicals or SCSA with an acquisition cost in excess of $50,000;

                       (ii) list of all registered vehicles owned or leased included in the Purchased Assets or in the rights, properties or assets of SCSA;

                       (iii) list of all other leases of tangible personal property which individually involve a rental payment of more than $10,000 annually; and

                       (iv) any tangible personal property which is used or held for use by Sequa Chemicals or SCSA in the Business and which is not owned or leased by Sequa Chemicals or SCSA other than inventory referenced in Section 4.09.

               (b) Sequa Chemicals has delivered or made available to Buyer complete and accurate copies of the leases listed in (i),
(ii) and (iii) above. To Sequa Chemicals' Knowledge, except as set forth on Disclosure Schedule Part 4.17(b), the tangible personal property included in the Purchased Assets or in the rights, properties or assets of SCSA, in all material respects, conforms to all applicable Legal Requirements.

        Section 4.18.  Intellectual Property.

               (a) Disclosure Schedule Part 4.18(a) contains a complete and accurate list, including all filings, applications and registrations, of the following Intellectual Property interests:
(i)     all unexpired United States and foreign patents (the
"Patents") and patent applications ("Patent Applications") held by
Sequa Chemicals or SCSA describing for each Patent and Patent
Application its title, country of issue or pendency, patent or application number and filing and issue date; and (ii) all United
States and foreign trademarks, trade names, service marks, service names, product names, fictitious names, marks, and logos, whether or not registered, which are presently held or used by Sequa
Chemicals or SCSA (the "Marks") describing for each registered Mark or Mark with registration pending its name, country of registration or application, registration or application number, and filing date
or registration date, if registered.    Except for the Excluded
Assets and as set forth on Disclosure Schedule Part 2.02(f) and 2.02(A)(c), Sequa does not own or have any interest in any patents or trademarks which are used in the Business.

               (b) Disclosure Schedule Part 4.18(b) sets forth a complete and accurate list of:

                       (i) all computer software used by Sequa Chemicals or SCSA other than generally available "shrink wrap" personal computer software; and

                       (ii) all agreements or other arrangements pursuant to which Sequa Chemicals or SCSA currently has any Intellectual
Property licensed or sublicensed to it or is otherwise currently permitted to use any Intellectual Property of any other Person
(through non-assertion, settlement or similar agreements or otherwise). Sequa Chemicals has delivered or made available to Buyer complete and accurate copies of the agreements or other arrangements referred to in this Section 4.18(b)(ii).

               (c) Disclosure Schedule Part 4.18(c) contains a complete and accurate list of all agreements or other arrangements in respect of which Sequa Chemicals or SCSA is currently licensing or sublicensing to other Persons any Business IP or is otherwise permitting other Persons to use Business IP (through non-assertion, settlement or similar agreements or otherwise).

               (d) Subject to the provisions of Section 5.08 and except for the Excluded Assets described in Section 2.03(e),
Section 2.03(k) and Section 2.03(p), the Purchased Assets and the rights, properties and assets of SCSA include all Intellectual Property presently used or held for use by Sequa Chemicals and SCSA in the conduct of the Business. Except as set forth on Disclosure Schedule Part 4.18(d), Sequa Chemicals or SCSA exclusively own free and clear of all Liens other than Permitted Liens or has the exclusive right to exploit pursuant to an agreement or arrangement listed on Disclosure Schedule Part 4.18(b), all of the Business IP and except as set forth on Disclosure Schedule Part 4.18(d) or as provided by the terms and conditions of such agreements, neither Sequa, Sequa Chemicals nor SCSA is obligated to pay any royalty, license fee or other amount to use any Business IP. To the Knowledge of Sequa Chemicals, except as set forth in Disclosure Schedule Part 4.18(d), no Person is presently interfering with, infringing upon, misappropriating or otherwise in conflict with any Business IP or has, in any material respect, so interfered, infringed, misappropriated or been in conflict since December 31, 1997.

               (e) In respect of the Business IP which is owned by Sequa, Sequa Chemicals or SCSA, except as otherwise set forth on Disclosure Schedule Part 4.18(e), to Sequa Chemicals' Knowledge, there are no acts or failures to act by Sequa, Sequa Chemicals or SCSA which occurred prior to, during or after any filing, registration, pendency or issuance of any Patent, Patent
Application, registered Mark, or Mark registration application, that would make invalid or result in a finding of inequitable procurement or negate the right to registration, issuance or exploitation of any of such items. To Sequa Chemicals' Knowledge and except as otherwise set forth on Disclosure Schedule Part
4.18(e), no loss or expiration of any Business IP is pending or threatened except in accordance with its terms.

               (f) To Sequa Chemicals' Knowledge, since December 31, 1997, except as set forth on Disclosure Schedule Part 4.18(f), neither Sequa Chemicals nor SCSA is infringing upon, misappropriating or otherwise in conflict with the Intellectual
Property rights of any Person and to the Knowledge of Sequa
Chemicals, no machine, composition, process, method or product currently used, sold or proposed by Sequa Chemicals or SCSA to be used or sold in the conduct of the Business does or, will so infringe, misappropriate or conflict with the Intellectual Property rights of any Person. Except as set forth on Disclosure Schedule
Part 4.18(f), there is no pending, or to the Knowledge of Sequa

Chemicals, threatened, Proceeding against Sequa Chemicals or SCSA which (i) challenges the rights of Sequa Chemicals or SCSA in respect of any Business IP or the validity, or unenforceability of any Business IP, (ii) asserts that Sequa Chemicals or SCSA is infringing or otherwise in conflict with or violating the Intellectual Property rights of any Person, or is, required to pay any royalty, license fee, or other amount with regard to, any Business IP, or (iii) claims that any material default exists under any agreement or arrangement listed on Disclosure Schedule Part 4.18(b) or 4.18(c).

               (g) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.18(g), all of the Patents and Patent Applications are currently in material compliance with all applicable Legal Requirements (including, without limitation, payment of filing, examination, and maintenance fees), and to Sequa Chemicals' Knowledge all Patents are validly issued. Except as set forth on Disclosure Schedule Part 4.18(g), no Patent or Patent Application has been or is now involved in any interference, reissue, reexamination, opposition, cancellation, invalidation or nullification proceeding and, to Sequa Chemicals' Knowledge, no such proceeding is threatened with respect to any Patent or Patent Application. To Sequa Chemicals' Knowledge, except as set forth on Disclosure Schedule Part 4.18(g), there is no interfering patent or patent application of any other Person with respect to any Patent or Patent Application.

               (h) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.18(h), all registered Marks are currently in material compliance with all applicable Legal
Requirements (including the timely post-registration filing of affidavits of use and renewal applications) and, to Sequa
Chemicals' Knowledge, are valid.  To the Knowledge of Sequa
Chemicals, except as set forth on Disclosure Schedule Part 4.18(h), no Mark is now involved in any interference, opposition, invalidation, nullification or cancellation proceeding and, to Sequa Chemicals' Knowledge, no such proceeding is threatened with respect to any registered Mark or Mark for which an application is pending. To Sequa Chemicals' Knowledge, except as set forth on Disclosure Schedule Part 4.18(h), there is no interfering trademark or service mark or any application or registration therefore of any Person with respect to any Mark.

               (i) Except as set forth on Disclosure Schedule 4.18(i), to Sequa Chemicals' Knowledge, no employee, consultant or contractor who is currently providing material services to Sequa
Chemicals or SCSA or, since December 31,

1997, provided such services pertaining to the inventing or development of Business IP, is supplying any similar services
(whether as an employee, consultant or otherwise) to any competitor of Sequa Chemicals or SCSA.

               (j) Except as set forth in Disclosure Schedule Part 4.18(j) or in the Assumed Contracts, neither Sequa Chemicals nor SCSA has indemnified any Person in respect of infringement, interference, misappropriation or other conflict in respect of any Intellectual Property.

               (k) Except as set forth on Disclosure Schedule Part 4.18(k) and as otherwise occasioned from time to time by force majeure events, no malfunction of the computer hardware and computer software used by Sequa Chemicals or SCSA has materially disrupted the business or operations of Sequa Chemicals or SCSA as a result of defects in the hardware or software since December 31, 1997 and, to Sequa Chemicals' Knowledge, there are no defects in such hardware or software which are reasonably likely to continue to cause any such material disruptions.

        Section 4.19.  Insurance

               (a) Disclosure Schedule Part 4.19(a) sets forth a description of either the types of insurance coverage or types of all policies of insurance to which Sequa Chemicals or SCSA is a party or under which Sequa Chemicals or SCSA, has coverage obtained for it by a Sequa Chemicals' Affiliate.

               (b) Disclosure Schedule Part 4.19(b) sets forth with respect to Sequa Chemicals, by year, for the current policy year and each of the two preceding policy years: (i) a statement describing each claim under workers' compensation with respect to which an amount in excess of $10,000 was paid, which sets forth:
(A) the name of the claimant; and (B) the amount and a brief description of the claim; and (ii) a complete and accurate listing of all open workers' compensation claims.

               (c) To Sequa Chemicals' Knowledge, except as set forth on Disclosure Schedule Part 4.19(c):

                       (i) All policies to which Sequa Chemicals or SCSA is a party: (A) are valid and enforceable; (B) are issued by an insurer that is financially sound and reputable; and (C) are sufficient for compliance with all Legal Requirements and all Assumed Contracts.

                       (ii) Neither Sequa Chemicals nor SCSA has received any written notice which remains pending regarding: (A) any refusal of coverage, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; and

                       Sequa Chemicals, SCSA or a Sequa Chemicals Affiliate has paid all premiums due, and have otherwise performed all of their respective material obligations, under each policy to which Sequa Chemicals or SCSA is a party or that provides coverage to Sequa Chemicals or SCSA or any director thereof.

        Section 4.20.  Employees.

               (a) Disclosure Schedule Part 4.20(a) contains a complete and accurate list for Sequa Chemicals of (i) all employees, such employees' job title, salaries or hourly rates, and bonus plans for 1998, vacation entitlement, benefit plan participation, date of hire and credited service for purposes of the Welfare Plans or Pension Plans if other than the period from such date of hire to the Closing Time, (ii) any employment contract or special arrangement with any Employee, and (iii) any profit sharing, bonus, stock option, stock purchase, deferred compensation or severance agreement which is not a Pension Plan or Welfare Plan, and (iv) all material personnel policies, manuals, employee handbooks, and summary plan descriptions pertaining to any Employees. Except as set forth on Disclosure Schedule Part 4.20(a), there are no other material forms of compensation paid to any Employee. SCSA does not have and never had any employees. Sequa Chemicals has delivered or made available to Buyer complete and accurate copies of the items described in (ii), (iii) and (iv).

               (b) Except as set forth on Disclosure Schedule Part 4.20(b), all Employees are actively at work and no Employee is currently on a leave of absence, layoff, suspension, sick leave, workers' compensation, short or long term disability, family leave, military leave, or other approved leave.

               (c) Except as set forth on Disclosure Schedule Part 4.20(c), neither Sequa Chemicals nor SCSA is a party to any collective bargaining or other labor contract. Except as set forth on Disclosure Schedule Part 4.20(c), neither Sequa Chemicals nor SCSA have been since December 31, 1996 or are subject to and there is no existing, or to the Knowledge of Sequa Chemicals threatened: (i) strike, slowdown, picketing, or work stoppage, (ii) Proceeding relating to alleged violation of any Legal Requirement pertaining to labor relations, employment or employee benefit matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, Department of Labor, the Occupational Health and Safety Administration or any similar local, state, federal or foreign Governmental Authority, (iii) union organizational or representation activity, or (iv) application for certification as a collective bargaining agent in respect of the Business.

               (d) Except as set forth on Disclosure Schedule Part 4.20(d), to the Knowledge of Sequa Chemicals, no Employee is a party to, or is otherwise bound by any confidentiality, noncompetition, or proprietary rights or similar agreement with any former employer or other Person that in any way materially restricts the ability of such Employee to provide services to Sequa Chemicals in respect of any products, markets, customers or other areas and to the Knowledge of Sequa Chemicals, no such Employee is in violation of any such agreement.

               (e) Except as set forth on Disclosure Schedule Part 4.20(e), no Employee whose annual W-2 wages exceeded $70,000 has left the employ of Sequa Chemicals or SCSA since December 31, 1997.


               (f) Neither Sequa Chemicals nor SCSA has since December 31, 1997 engaged in any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state, local or foreign law or regulation.

        Section 4.21.  Employee Benefit Plans; ERISA.

               (a) Disclosure Schedule Part 4.21(a) sets forth a list of each "employee pension benefit plan" (as defined in Section 3(2)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), covering employees or retirees of Sequa Chemicals or
SCSA (the "Pension Plans").   Disclosure Schedule Part 4.21(a)
hereto also sets forth a list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by Sequa
Chemicals or SCSA covering employees or retirees of Sequa Chemicals or SCSA ("Welfare Plans").

               (b) Sequa Chemicals has delivered to or made available for review by Buyer true and complete copies of the Pension Plans and Welfare Plans.

               (c) Neither Sequa Chemicals nor SCSA has communicated to its employees in writing with respect to any intention to create any additional benefit plans or welfare plans or to modify or change any existing Pension Plan or Welfare Plan except pursuant to a Legal Requirement. The Pension Plans and Welfare Plans and those matters referred to in Section 4.20(a) constitute all of the Sequa Chemicals or SCSA employee benefit plans, including any and all pension, stock option, stock purchase, savings, retirement, health, life insurance, disability, severance and other employee benefit or fringe or welfare benefit plans, whether formal or informal, maintained currently by Sequa Chemicals or SCSA.

               (d) There are no multi employer plans (as defined in ERISA Section 4001(a)(3)) to which Sequa Chemicals or SCSA is or has been required to make a contribution or other payment.

               (e) Except as provided by the terms of the Pension Plans and the Welfare Plans, under any Legal Requirement or as otherwise set forth on Disclosure Schedule Part 4.21(e), neither Sequa
Chemicals nor SCSA has any liability for providing health care or other benefits to any Employee or any former employee following the termination of such individual's employment.

               (f) The Pension Plans are qualified for federal income tax purposes under Code section 401(a) and each Pension Plan has received a favorable determination letter from the Internal Revenue Service. The trust maintained in connection with each Pension Plan is exempt from income tax under Code section

501(a). To the Knowledge of Sequa Chemicals, each Pension Plan has been maintained, operated and administered in compliance with its terms and in material compliance with all Legal Requirement.

        Section 4.22.  Contracts.

               (a) Disclosure Schedule Part 4.22(a) contains a complete and accurate list of all executory contracts, agreements, leases, licenses, purchase and sales orders, bids, quotations, proposals and commitments to which Sequa Chemicals, Sequa (in respect of the Business) or SCSA is a party or by which Sequa Chemicals, Sequa
(with respect to the Business) or SCSA is bound (or in respect of bids, quotations and proposals made by Sequa Chemicals or SCSA, would be bound if accepted by the Person to whom made) and which meet any of the following criteria:

                       (i) not cancelable by Sequa Chemicals, Sequa or SCSA on 90 or fewer days notice without any liability, penalty or premium or providing for performance by Sequa Chemicals or SCSA over a period of more than one year;

                       (ii) with any Affiliate of Sequa Chemicals or to Sequa Chemicals' Knowledge with any other Related Person providing for the purchase or sale of goods or services other than corporate services provided to Sequa Chemicals or SCSA by Sequa;

                       (iii) providing for payments or performance to Sequa Chemicals or SCSA or expenditure or performance by Sequa
Chemicals, Sequa or SCSA having a value of more than $50,000;

                       (iv) prohibiting Sequa Chemicals, Sequa or SCSA from entering into any market, selling to any Person or otherwise limiting Sequa Chemicals' or SCSA's ability to compete;

                       (v) any distribution, franchise, agency, or sales representative agreement;

                       (vi)   any consulting agreement;

                       (vii)         any partnership, shareholder, joint
venture or joint

development agreement;

                       (viii) not entered into in the ordinary course of business consistent with past practice; providing that no contract shall be deemed to be out of the ordinary course because of its pricing or payment terms;

                       (ix)   volume pricing agreement;

                       (x) providing for any retroactive pricing or rebate;

                       (xi)   granting a power of attorney;

                       (xii) any guaranty of the obligations of a third party, or obligation to indemnify a third party;

                       (xiii) pursuant to which a security interest or other Lien (other than Permitted Liens) is granted on any Purchased
Assets or assets, properties or rights of SCSA;

                       (xiv) pursuant to which Sequa Chemicals or SCSA purchased from any other Person with the prior three years any ongoing business or product line which is included in the Business;

                       (xv) a performance bond, letter of credit or other financial security or loan, agreement, promissory note or other financing agreement;

                       (xvi) with any Governmental Authority, including without limitation, in respect of any government grant, subsidy, allowance or assistance program; loan; job creation, retention or retraining program; or any tax abatement, reduction, exemption or benefit;

                       (xvii) pursuant to which any machinery, software, composition, process, design or method being used by Sequa
Chemicals or SCSA is being researched, developed or invented by or with any Person;

                       (xviii)        providing for the consignment of any
goods to or from any Person, except as disclosed pursuant to
Section 4.09;

                       (xix) providing for the lease, license or use of any real property which is owned by other Persons or the lease, license or use of by other Persons of real property owned or leased by Sequa Chemicals, Sequa (in respect of the Business) or SCSA; or

                       (xx) providing for shipment, treatment, disposal, investigation, remediation or monitoring of Hazardous Substances.

               (b) Sequa Chemicals has delivered or made available to Buyer complete and accurate copies of the items listed in Disclosure Schedule Part 4.22(a). To the Knowledge of Sequa
Chemicals and except as set forth on Disclosure Schedule Part
4.22(b), all of the material Assumed Contracts are valid and binding, in full force and effect (assuming that the other party thereto in each such case has properly authorized by all requisite corporate (or, if not a corporation, by all other requisite action) and has properly executed and delivered such material Assumed
Contracts which, to the Knowledge of Sequa Chemicals, is the case) and enforceable in accordance with their respective provisions
(except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity). Sequa Chemicals has delivered or otherwise made available to Buyer accurate and complete copies of all Assumed
Contracts including all amendments thereto or a written summary of the terms of any oral Assumed Contract.

               (c) Neither Sequa Chemicals, Sequa nor SCSA has assigned, mortgaged, pledged, or otherwise encumbered any of its right, title or interest under any Assumed Contract.

               (d) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.22(d), neither Sequa Chemicals,
Sequa nor SCSA is (nor, to the Knowledge of Sequa Chemicals, is any other party thereto) in material violation or material default of or has repudiated or disputed any provision of any Assumed Contract and to the Knowledge of Sequa Chemicals there has not occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a material violation or material default of any Assumed Contract.

               (e) To Sequa Chemicals' Knowledge, except as set forth in Disclosure Schedule Part 4.22(e) no Assumed Contract is not being performed or is not in breach or default because of the applicability of a force majeure clause or a waiver given by any Person.

               (f) To the Knowledge of Sequa Chemicals, except as set forth in Disclosure Schedule Part 4.22(f), and except as otherwise provided by the terms, provisions and conditions of the Assumed
Contracts, no Consent of any Person is required under any Assumed
Contract as a result of or in connection with, and the enforceability of any Assumed Contract will not be affected in any manner by, the execution, delivery or performance of this Agreement by Sequa Chemicals or the consummation of the transactions contemplated hereby.

        Section 4.23.  Corporate Records and Conduct.

               (a) The minute books, stock ledgers of Sequa Chemicals and SCSA, all of which have been made available to Buyer, are in all material respects, accurate and complete. Upon the Closing, Buyer will have possession of all Business Records, except Business Records relating to the Excluded Assets, Retained Liabilities or
Business Records which Sequa Chemicals is required to maintain by any Governmental Authority or pursuant to any Legal Requirement.

               (a)To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.23(b), neither Sequa Chemicals nor SCSA, nor any Employee of Sequa Chemicals or SCSA has, since December 31, 1996, been charged by any Governmental Authority with making, directly or indirectly, any domestic or foreign bribe, unlawful political contribution, kickback, gift, payoff, rebate, influence payment or other questionable or illegal payments (governmental or commercial).

        Section 4.24.  Relationships with Related Persons.

               (a) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.24(a), no Related Person of
Sequa Chemicals or SCSA: (i) has or since December 31, 1996 has had any interest in any asset, property or contract or other right or interest (whether tangible or intangible), used in or pertaining to the business of Sequa Chemicals or SCSA, (ii) is the owner of or, since December 31, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in any Person (other than Portfolio Investments in Public Companies) that: (A) is or has been a customer of Sequa
Chemicals or SCSA or otherwise had business dealings with Sequa
Chemicals or SCSA, (B) had a financial interest in any contract or other transaction with Sequa Chemicals or SCSA or (C) engaged in competition with Sequa Chemicals or SCSA. Except as set forth on Disclosure Schedule Part 4.24(a) no Affiliate of Sequa Chemicals has any claim against Sequa Chemicals or SCSA.

               (b) Set forth on Disclosure Schedule Part 4.24(b), is a list of each Affiliate of Sequa Chemicals or SCSA that is currently providing goods, services or support to Sequa Chemicals or SCSA, together with a brief description of the type of such goods, services or support so provided.

        Section 4.25.  Significant Customers.

               (a) Disclosure Schedule Part 4.25(a) is a complete and accurate list of all Significant Customers stating for each such customer the total revenue received from each such customer during 1997.

               (b) Except as set forth on Disclosure Schedule Part 4.25(b), since December 31, 1997, no Significant Customer: (i) has stated in writing its intention to stop purchasing products from Sequa Chemicals or SCSA or, to Sequa Chemicals' Knowledge, have stopped purchasing products form Sequa Chemicals or SCSA, (ii) has materially reduced or stated in writing any present or future intention to materially reduce the amount of products it purchases from Sequa Chemicals or SCSA, or (iii) has otherwise materially changed or stated in writing any present or future intention to materially change its relationship or arrangements with Sequa Chemicals or SCSA.

               (c) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.25(c), since December 31, 1997 the products sold by Sequa Chemicals or SCSA have in all material respects been in conformity with all applicable specifications and contractual commitments and all Legal Requirements except for claims for returns and replacements or return of purchase price for products in the ordinary course of business. Except as set forth on Disclosure Schedule Part 4.25(c) and except for claims for returns and replacements or return of purchase price for products of less than $50,000 in the aggregate for the same product, neither Sequa
Chemicals nor SCSA has pending any material claim from any customer that the products purchased by it do not so conform and, to Sequa
Chemicals' Knowledge, except as set forth on Disclosure Schedule
Part 4.25(c), there are no material unresolved disputes with any Significant Customers except for such incidental claims.

        Section 4.26.  Significant Suppliers.

               (a) Disclosure Schedule Part 4.26(a) is a complete and accurate list of: (i) all suppliers of products and services to Sequa Chemicals or SCSA that provided products or services with a value in excess of $250,000, during 1997, (ii) any products or services currently used in and material to the Business that are not available from any source other than the current supplier except on terms that are materially adverse from those provided by the current supplier, and (iii) any Person not an employee of Sequa Chemicals or SCSA who has provided development, technical, design, engineering or similar services of a material nature during 1997 or 1998 (collectively, "Significant Suppliers").

               (b) Except as set forth on Disclosure Schedule Part 4.26(b), since December 31, 1997, no Significant Supplier has: (i) stated in writing its present or future intention to stop being a supplier or has, to Sequa Chemicals' Knowledge, stopped being a supplier, (ii) reduced or stated in writing any present or future intention to materially reduce or cease to be a supplier or (iii) otherwise materially change its relationship or arrangements with Sequa Chemicals or SCSA or stated in writing any present or future intention to do so.
               (c) To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.26(c), there are no unresolved material claims against or disputes with any Significant Suppliers.

        Section 4.27. Brokers; Finders. Except as set forth on Disclosure Schedule Part 4.27, the transactions contemplated herein were not submitted to Sequa Chemicals or SCSA by any broker or other person entitled to a commission or finder's fee thereon, and were not with the consent of Sequa Chemicals or SCSA submitted to Buyer by any such broker or other person. Neither Sequa Chemicals nor any of its officers, directors or employees, has engaged any broker or finder or incurred or taken any action which may give rise to any liability against itself or the Purchased Assets for any brokerage fees, commissions, finders' fees or similar fees or expenses and no broker or finder has acted directly or indirectly for Sequa Chemicals in connection with this Agreement or the transactions contemplated hereby. No investment banking, financial advisory or similar fees have been incurred or are or will be payable by Sequa Chemicals or SCSA in connection with this Agreement or the transactions contemplated hereby.

        Section 4.28. Disclosure. To the Knowledge of Sequa Chemicals, except as set forth on Disclosure Schedule Part 4.28, no representation or warranty of Sequa Chemicals or Sequa in this Agreement or in any Additional Document contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

        Section 4.29. No Knowledge of Buyer Breach. Neither Sequa Chemicals nor Sequa has any Knowledge that Buyer is in breach of any of its representations, warranties or covenants contained in this Agreement or in any Additional Document.

                                ARTICLE V. POST-CLOSING COVENANTS

        Section 5.01. Interim Use of Sequa Chemicals' Corporate Name. Buyer may, after the Closing Time, utilize without further obligation to compensate Sequa Chemicals or Sequa, the trademarks or trade names "Sequa" in connection with the items described below, subject to the following terms and conditions and provided that Buyer will defend, indemnify and hold harmless Sequa Chemicals in respect of any claim against Sequa Chemicals or Sequa to the extent resulting from any such usage.

               (a) All stationery, forms, labels, product literature, invoices, purchase orders and other similar documents and supplies included in the Purchased Assets may be used by Buyer only until the supply is exhausted; and

               (b)All inventory included in the Purchased Assets or the assets or property of SCSA may be sold or otherwise disposed of by Buyer without remarking.

        Section 5.02.  Restrictive Covenants.

               (a) Non-Competition Covenant. For a period of three years after the Closing Time (the "Restricted Period"), Sequa and
Sequa Chemicals shall not engage in, directly or indirectly, whether by itself or as or through any shareholder, partner, joint venturer, agent, salesman, consultant, officer and/or director of any Person or otherwise, any or all of the following activities:
(i) enter into or engage in any business which is directly or indirectly competitive with the present products or product applications of Sequa Chemicals or SCSA; (ii) solicit customers, business, patronage, or orders for, or sell any products, or perform any services for, that part of any business which is directly or indirectly competitive with the present products or product applications of Sequa Chemicals or SCSA; or (iii) promote or assist, financially, or become financially interested in any Person engaged in that part of any business which is competitive with the present products or product application of Sequa Chemicals or SCSA or (iv) directly or indirectly hire, solicit for employment, or encourage to leave the employment of Buyer or SCSA any Transferred Employee who is or becomes employed by Buyer or SCSA in respect of the Business (provided that general solicitation through newspaper and other general media shall not be a violation of this clause iv). In the event of a breach of any provision of this Section 6.02 (a) the running of the Restricted Period shall be automatically tolled (i.e., no part of the Restricted Period shall expire) from and after the date of the first such breach; provided that the foregoing shall not apply to manufacture or sale of such products by a business acquired by Sequa Chemicals or a Sequa
Chemicals Affiliate after the Closing Time, if in the year prior to such acquisition, its net sales of such products were less than 20% of the net sales of the entire acquired business. Sequa Chemicals or a Sequa Chemicals Affiliate may also acquire a business that exceeds the threshold set forth in the immediately preceding sentence; provided that Sequa Chemicals or the Sequa Chemicals Affiliate divests the unit of such business manufacturing or selling such products within one year after its acquisition; and provided further that if Sequa Chemicals or the Sequa Chemicals Affiliate shall not have effected such divestment within one year after its acquisition despite its reasonably diligent efforts Buyer shall grant Sequa Chemicals or the Sequa Chemicals Affiliate reasonable extension of the divestment period not to exceed six (6) months. If Sequa Chemicals or the Sequa Chemicals Affiliate proposes to sell the unit of the acquired business that manufactures or sells such products, it shall notify Buyer.
Nothing contained in this Section 5.02(a) shall be deemed to restrict Warwick International Group Limited or its subsidiaries (collectively, "Warwick") from distributing any products or from promoting, selling and using TAED-based products and services in the detergent, pulp, paper and textile or any other industries.

               (b) Confidentiality. Except as required by any Legal Requirement, and except as relates to the Excluded Assets and Retained Liabilities, Sequa Chemicals and Sequa hereby covenants and agrees that at all times from and after the Closing Time, they shall and shall cause their Affiliates to keep secret and maintain in strictest confidence and not use for its benefit or for the benefit of others any confidential or proprietary information included in the Purchased Assets, including without limitation all know-how, trade secrets, formulas, bills of material, names of customers or suppliers, contracts and arrangements with customers, suppliers, joint venturers, or other third parties, pricing policies, operational methods, marketing plans or strategies or product development techniques or plans. In the event that Sequa Chemicals or Sequa becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such confidential or proprietary information Sequa Chemicals or Sequa will provide Buyer with prompt written notice of such request(s) so that Buyer may seek, at Buyer's expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.02(b). In the event that such protective order or other remedy is not or cannot be obtained, or that Buyer waives compliance with the provisions of this Section 5.02(b) Sequa Chemicals or Sequa may furnish without liability hereunder only that portion of such confidential or proprietary information which is legally required. For purposes of this
Section 5.02(b) confidential and proprietary information shall not include information which is or becomes generally available to the public other than as a result of its disclosure by Sequa Chemicals or a Sequa Affiliate.

               (c) Remedies. It is mutually recognized and agreed that the business being acquired by Buyer hereunder is conducted in North America and other parts of the world and that the geographical scope, the periods of restrictions and restraints imposed by this Section 5.02 are fair and reasonable and required for the protection of Buyer and a significant inducement for the Buyer to enter into this Agreement and the transactions contemplated hereby. It is further recognized and agreed that irreparable injury may result to Buyer, its business and properties in the event of a breach or threatened breach of this covenant by Sequa Chemicals, Sequa or their Affiliates, that the amount or extent of a breach or threatened breach of this covenant by Sequa
Chemicals, Sequa or any of their Affiliates, that the amount or extent of damages would be difficult if not impossible to ascertain and therefore, that any remedy at law for any breach by any of them of this covenant will be inadequate. Accordingly, without prejudice to the rights of Buyer to also seek such damages or other remedies available to it, Buyer shall be entitled to, and Sequa
Chemicals and Sequa covenants that it will not contest the appropriateness or availability of, temporary and permanent injunctive relief without the necessity of proving actual damages to Buyer by reason of any such breach of threatened breach.
Whenever used herein, Buyer shall be deemed to include any successor or any other person or entity which may hereafter acquire all or any portion of the aforesaid business being acquired by Buyer hereunder during the period of this covenant not to compete.


               (d) Severability. If any provision of this Section 5.02 should be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided however, that to the extent any such provision may be made valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, Sequa Chemicals, Sequa and Buyer agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

               (e) Covenants Independent. The covenants contained in this Section 5.02 shall be construed and enforced independently of each other and independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or cause of action of Sequa Chemicals or Sequa against Buyer, of whatever nature, shall not constitute a defense to the enforcement of the covenants contained herein against Sequa Chemicals or Sequa.

        Section 5.03.  Transition and Further Assurances.

               (a) Sequa and Sequa Chemicals shall, at any time and from time to time after the Closing Time, upon the reasonable request of Buyer and at Sequa's or Sequa Chemicals' expense, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances and take such other action as may be reasonably required by Buyer for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer, or to its successors and assigns, any of the Purchased Assets or the Shares or aiding and assisting in collecting and reducing to possession by Buyer any or all of the Purchased Assets or the Shares, and to protect the right, title and interest of Buyer therein and the enjoyment by Buyer thereof, and otherwise to carry out the purpose and intent of this Agreement, in all such instances subject to the terms, conditions, provisions and limitations contained herein. If after the Closing Time Sequa Chemicals or any Sequa Chemicals Affiliate is in possession of any rights, properties or assets which are included within the Purchased Assets or which are rights, properties or assets of SCSA, Sequa Chemicals and Sequa shall and shall cause any of their Affiliates to promptly deliver such rights, properties or assets to Buyer.

               (b) Buyer shall, at any time and from time to time after the Closing Time, upon the reasonable request of Sequa Chemicals or Sequa and at Buyer's expense, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further assumptions and take such other action as may be reasonably required by Sequa Chemicals or Sequa for the better assuming by Buyer of any of the Assumed Obligations, and otherwise to carry out the purpose and intent of this Agreement, in all such instances subject to the terms, conditions, provisions and limitations contained herein. After the Closing Time, Buyer will cause its employees of the Business, upon Sequa Chemicals' reasonable request, to provide the information pertaining to Sequa Chemicals, SCSA and the Business requested by Sequa Chemicals for Sequa's 1998 tax packages and year-end financial reporting package.

        Section 5.04. Cooperation. After the Closing, each of Buyer, Sequa and Sequa Chemicals will cooperate with the other, and cause its directors, officers and employees to cooperate with the other, in furnishing information, evidence, testimony, and other assistance as may be reasonably requested by the other party in connection with: (i) any pending or threatened Proceeding resulting or arising from the transactions contemplated by this Agreement or any fact, situation, circumstance, status, condition, activity, practice, failure to act or transaction relating to Sequa (in respect of the Business), Sequa Chemicals, SCSA, the Purchased Assets or the rights, properties or assets of SCSA or (ii) compliance by the other party with any Legal Requirements pertaining to Sequa (in respect of the Business), Sequa Chemicals, SCSA, the Purchased Assets or the rights, properties or assets of SCSA. Subject to Article VIII, the party requesting such assistance will pay or reimburse the other party for all reasonable out of pocket expenses incurred by the party providing such assistance in connection therewith, including, without limitation, all travel, lodging, and meal expenses.

        Section 5.05.  Administration of Accounts.

               (a) All payments and reimbursements made in the ordinary course by any third party in the name of or to Sequa or Sequa
Chemicals to the extent in connection with or arising out of the Purchased Assets or the Assumed Obligations, received after the Closing Time shall be held by Sequa or Sequa Chemicals in trust for the benefit of the Buyer and, promptly upon receipt by Sequa or Sequa Chemicals of any such payment or reimbursement, Sequa or Sequa Chemicals shall pay over to Buyer the amount of such payment or reimbursement without right of set-off.

               (b) All payments and reimbursements made in the ordinary course by any third party in the name of or to the Buyer to the extent in connection with or arising out of Excluded Assets or the Retained Liabilities, received after the Closing Time shall be held by the Buyer in trust for the benefit of Sequa or Sequa Chemicals and, promptly upon receipt by the Buyer of any such payment or reimbursement, the Buyer shall pay over to Sequa or Sequa Chemicals the amount of such payment or reimbursement without right of set-off.

        Section 5.06. Access to Former Business Records. After the Closing Time, Buyer will afford duly authorized representatives of Sequa Chemicals reasonable access to financial, tax and other books and records (including hazardous waste manifests) retained by it which constitute part of the Purchased Assets for any reasonable purpose, including, without limitation, litigation, financial and tax reporting purposes, and will permit such representatives, at Sequa Chemicals' expense, to make abstracts from, or to take copies of any of such books and records, or to obtain temporary possession thereof as may be reasonably required by Sequa Chemicals and will deliver to Sequa Chemicals, upon request, the originals or copies of any books and records which are in Buyer's possession to the extent relating to the Excluded Assets and Retained Liabilities or to the extent Buyer is required to maintain pursuant to any Legal Requirement. After the Closing Time, Sequa and Sequa Chemicals will afford duly authorized representatives of Buyer reasonable access to financial, tax and other books and records (including hazardous waste manifests) retained by it which pertain to the Business, the Purchased Assets or SCSA which are not included within the Purchased Assets for any reasonable purpose including, without limitation, litigation and financial and tax reporting, and will permit such representatives, at Buyer's expense, to make abstracts from, or to take copies of any of such books and records, or to obtain temporary possession thereof as may be reasonably required by Buyer. Each party shall preserve and keep such books and records for a period of seven years following the Closing Date, or for any longer period that may be required by any governmental agency or ongoing litigation; provided that either party may dispose of any such books and records retained by it at any time provided that prior to any such disposition within the seven years after the Closing Time a party desiring to dispose of any such books and records shall give advance notice to the other party and afford the other party the opportunity to take possession or copy such books and records as the other party may select.

        Section 5.07. Interim Permit Operations. Subject to any Legal Requirements or Consent of any Governmental Authority, Buyer shall have the right to operate the Facilities after the Closing Time under any Permit held by Sequa Chemicals or Sequa in respect of the Facilities which was not transferred to Buyer at the Closing Time and with respect to which notice has been given by Buyer to the issuing Governmental Authority.

        Section 5.08.  Trademark Covenants.

               (a) Buyer shall (as between Buyer, Sequa Chemicals and Sequa Chemicals' Affiliates) have the exclusive right in perpetuity to register and have the use of the mark MYKON (alone or in connection with other letters, numbers, symbols, words, designs or logos) in Canada, United States, Mexico and Argentina for: "textile chemicals for use as softeners, lubricants, wetting agents, leveling agents and emulsifiers". Buyer agrees to limit its use of the mark MYKON to such territory and for such goods. Sequa and Sequa Chemicals shall not oppose and shall cause all of Sequa
Chemicals' Affiliates not to oppose such registration or use and, upon Buyer's reasonable request and at Buyer's expense, Sequa and Sequa Chemicals shall assist and shall cause their Affiliates to assist Buyer in such registration and in obtaining renewals thereof.

               (b) Buyer agrees in perpetuity not to oppose Sequa Chemicals and Sequa Chemicals' Affiliates registration or use of the MYKON mark outside of

Canada, United States, Mexico and Argentina for any chemical preparation and not to oppose the registration or use and to assist Sequa, Sequa Chemicals and Sequa Chemicals' Affiliates in the registration of and in obtaining renewals for the MYKON mark for bleach activators for use in the manufacture of detergents and dishwashing preparations, or other additives for detergents within Canada, United States, Mexico and Argentina.

               (c) Any assignment or license by Buyer or Sequa Chemicals or any Sequa Chemicals Affiliate of the mark MYKON shall be made or caused to be made by Buyer or Sequa Chemicals, as the case may be, subject to this Section 5.08.

               (d) Buyer shall limit its use of any trademark, tradename or product name included in the Purchased Assets and described on Disclosure Schedule Part 2.02(f) or Disclosure Schedule Part 2.02A(c) which contains the Sequa name to those products for which such name was used prior to the Closing Time.

        Section 5.09.  Tax Matters.

               (a) Taxable Periods Ending on or Before the Closing Time. Sequa Chemicals shall prepare and file on behalf of SCSA, in accordance with applicable Legal Requirements, all Tax Returns for all taxable periods of SCSA ending on or before the Closing Time, provided that (i) all such Tax Returns shall be prepared and filed in a manner consistent with prior Tax Returns of SCSA; (ii) Sequa Chemicals shall not take any position on such Tax Returns unless there is "substantial authority" for such position under the applicable tax laws, and (iii) Sequa Chemicals shall provide copies of such Tax Returns to Buyer and give Buyer a reasonable opportunity to review and comment on any such Tax Returns before Sequa Chemicals files them. Sequa Chemicals shall pay when due all Income Taxes for tax periods of SCSA ending on or before the Closing Time.

               (b) Taxable Periods Beginning After the Closing Time. Buyer shall prepare and file on behalf of SCSA or cause to be prepared and filed, in accordance with applicable Legal
Requirements, all Tax Returns for all taxable periods of SCSA which begin after the Closing Time. Buyer shall pay or cause SCSA to pay when due all Income Taxes for taxable periods of SCSA beginning after the Closing Time.

               (c) Taxable Periods Which Include But Do Not End on the Closing Time. Buyer shall prepare and file or cause to be prepared and filed all Tax Returns for tax periods of SCSA which include but do not end on the Closing Time. All such Tax Returns shall be prepared and filed in a manner consistent with prior Tax Returns of SCSA, except that if Buyer believes that prior Tax Returns were incorrectly prepared Buyer may file a Tax Return which is inconsistent with prior Tax Returns so long as Buyer shall provide
Sequa Chemicals with copies of and a reasonable opportunity to review and comment on such Tax Return prior to the filing of such Tax Return. The liability for Income Taxes for tax periods which include but do not end at the Closing Time shall be prorated between Sequa Chemicals and Buyer as follows: Sequa Chemicals shall pay when due, or reimburse Buyer for an amount equal to the aggregate Income Tax liability for any such period multiplied by a fraction, the numerator of which is the income of SCSA during such period prior to the Closing Time and the denominator of which is the aggregate income of SCSA for such period and Buyer shall pay when due, or reimburse Sequa Chemicals for, an amount equal to the aggregate Income Tax liability for any such period multiplied by a fraction, the numerator of which is the income of SCSA during such period after the Closing Time and the denominator of which is the aggregate income of SCSA for such period.

               (d) Tax Audits. Each of Sequa Chemicals and Buyer shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit by any Governmental Authority with respect to SCSA in respect of which indemnity under Article VIII of this Agreement may be sought. Sequa Chemicals shall have the sole right to represent the taxpayer's interest in any tax audit (an
"Audit") insofar as such Audit relates solely to Taxes for taxable periods of SCSA ending on or before the Closing Time and the Buyer and SCSA shall have the sole right to represent such interests in any such Audit insofar as it relates solely to Taxes for taxable periods of SCSA beginning on or after the Closing Time; provided that Sequa Chemicals shall not settle or otherwise resolve any matter which is the subject of any such Audit which may affect the liability of SCSA for Taxes for any period ending subsequent to the Closing Time without Buyer's consent. In any case in which an Audit relates to a taxable period beginning before and ending after the Closing Time or involves claims or items which affect periods for which Sequa Chemicals is responsible for Taxes and periods for which Buyer is responsible for Taxes, Buyer will have the sole right to represent the taxpayer's interest provided that Buyer shall not settle or otherwise resolve any matter which is the subject of such audit which may affect the liability of Sequa Chemicals for Taxes for any period ending on or prior to the Closing Time without Sequa Chemicals' consent not to be unreasonably withheld. Actions of SCSA under this paragraph may be performed by Buyer at Buyer's sole option. In connection with any Audit, each party will, at the request of the party with sole right to represent the taxpayer's interest in an Audit, cooperate, and will cause its Affiliates to cooperate, with that party in the Audit and the party with such sole right will reimburse the other for any reasonable out-of-pocket costs or expenses incurred by the other in rendering such cooperation. Each party shall give the other an opportunity to review and comment upon a position to be taken in the course of an Audit when such position might reasonably be expected to have an effect upon the liability of the other party for Taxes of or relating to SCSA.

               (e) Real Property Taxes. Real Property Taxes applicable to the Owned Facilities which relate to a period of time within or during which the Closing occurs shall be apportioned between Buyer and Sequa Chemicals as of the Closing Time, with Buyer bearing only the expense of that portion of such Real Property Taxes for the number of days after Closing Time bears to the total number of days covered by the period for which such Real Property Taxes are applicable. The party receiving an apportionment credit from the other shall be responsible for payment in full of the Real Property
Taxes. Any such charges or payments which relate to a period entirely after the Closing Time shall be apportioned entirely to, and paid by, Buyer.

               (f) Personal Property Taxes. Personal Property Taxes for the tax year ending December 31, 1998 shall be prorated in the same manner as Real Property Taxes except that the amount of Tax to be prorated shall be the Tax assessed for the tax year ending December
31, 1997. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other party, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

        Section 5.10. Certain Conditions. After the Closing Time, Buyer shall use commercially reasonable efforts to take corrective action with respect to the matters described on Disclosure Schedule
Part 5.10 (the "Open Conditions"). If any Government Authority imposes at any time any fine, penalty or other charge on Buyer (excluding, without limitation, any cost of undertaking any such corrective action) in respect of the existence of the Open Conditions, then, provided Buyer has complied with its obligations under the immediately preceding sentence and Buyer has in good faith defended against the imposition of any such fine, penalty or charge, Sequa Chemicals shall promptly after the payment by Buyer of any such fine, penalty, or charge reimburse Buyer for the amount so paid. Notwithstanding the foregoing, any fine, penalty or charge as a result of the existence after the date which is three months after the Closing Time of any such Open Conditions, shall be the sole responsibility of Buyer and Sequa Chemicals shall have no liability or obligation therefore.

        Section 5.11.  Warwick Services. Sequa will cause Warwick
Benbassat S.A. ("Warwick S.A.") to provide the administrative and related services listed on Exhibit K hereto and such other services SCSA and Warwick S.A. may agree to in writing (the
"Services") on the following terms and conditions:

               (a) Warwick S.A. will provide the Services to SCSA in a manner at least equivalent to the quality and timeliness with which such Services were provided to SCSA prior to the Closing
Time.

               (b) Warwick S.A. shall provide the Services for a period of at least eighteen (18) months following the Closing
Time, and either Warwick S.A. or Buyer shall have the right, with six (6) months written notice, to cancel the Services, provided, however, that no such notice may be given until at least twelve
(12) months after the Closing Time.

               (c) The price which Warwick S.A. shall charge for the Services is set forth on Exhibit K, or if no price is specified, shall be the same price Warwick S.A. charged or passed through to SCSA for similar services prior to the Closing Time. If the Services being provided are new and in addition to those provided before the Closing Time, then such price shall be as SCSA and Warwick S.A. may mutually agree to in writing.

               (d) Warwick S.A. shall invoice SCSA for the Services on one or more invoices at such intervals as Warwick S.A. shall determine. Buyer will cause SCSA to pay such invoices thirty
(30) days after the date of invoice.

               (e) Warwick S.A. shall maintain all records relating to the Services provided hereunder for a period of twelve (12) months after the termination of the Services, and at SCSA's request, shall transfer a copy of such records to SCSA.

               (f) Warwick S.A. and SCSA agree to keep confidential any and all information and data received or generated pursuant to the providing of the Services, except for such disclosures as are required by law or governmental authority.

               (g) During the term of the Services, Warwick S.A. will not distribute products which are competitive with the products it is distributing for Buyer or SCSA.

        Section 5.12. Bill Russell. Sequa will cause Warwick International Limited to continue to provide payroll service for Bill Russell's employment by Buyer after the Closing Time on the same terms and conditions as Warwick International Limited is currently providing such payroll service until the earlier of;
(a) December 31, 1998 or (b) notice to Sequa from Buyer that it no longer desires the payroll services for Bill Russell. Buyer shall reimburse Warwick International Limited for all out-of-pocket costs and expenses incurred by Warwick International Limited for such payroll service for Mr. Russell during such period.

        Section 5.13. Environmental Response. Environmental testing at the Chester Facility has revealed the presence of certain Hazardous Substances. As the result of such findings and in contemplation of the transactions contemplated by this Agreement, Buyer and Sellers are entering into that certain Environmental Response Agreement in the form of Exhibit M.

        Section 5.14. Burlington Transaction. Sellers and Buyer are entering into the Burlington Agreement in the form of Exhibit N in respect of the Burlington Transaction and a Jamestown Facility
Rights Agreement in the form of Exhibit N-1.

        Section 5.15. Certain Inventory. Sequa Chemicals will, within ninety days after the Closing Time and at its sole cost and expense, remove from the Jamestown Facility the items identified on Disclosure Schedule Part 5.15 .

                                  ARTICLE VI EMPLOYMENT MATTERS

        Section 6.01.   Offers of Employment.

               (a) Except with respect to the Excluded Employees, at or prior to the Closing Time, Buyer will make offers of employment to all Active Employees. Such offers of employment shall be on terms and conditions which are substantially comparable to the terms and conditions of employment which have been disclosed to Buyer pursuant to Sections 4.20 and 4.21 including, without limitation, medical and dental coverage on terms which are substantially comparable in coverage to that provided by Sequa Chemicals as disclosed to Buyer pursuant to Section 4.20 and 4.21 with no exclusion for preexisting conditions in any such medical and dental plan. Such offers of employment shall terminate, if not accepted, effective the close of business on the day following the Closing
Time.

               (b) After the Closing Time, Buyer will make offers of employment to each Excluded Employee who meets the following conditions (except to the extent that such conditions are not applicable to the reason for an Employee's status as an Excluded Employee): (i) such Employee is released by his or her physician to return to active employment and perform the same duties (without material restrictions) which such employee had previously performed for Sequa Chemicals; (ii) such Employee presents his or herself to Buyer to resume active employment promptly upon such release or promptly after the termination of the reason for his or her absence from work; and (iii) any such release is prior to such Employee becoming eligible for long term disability under Sequa Chemicals' long term disability plan; provided, however, that Buyer shall have no obligation to offer employment to any Excluded Employee who does not meet such conditions within one year after the Closing
Time. Offers of employment under this Section 6.01(b) shall be on the same terms and conditions set forth in 6.01(a). A person who accepts an offer of employment and becomes employed by Buyer under
Section 6.01(a) or (b) shall be, effective as of the time he or she becomes an employee of Buyer, a "Transferred Employee".

               (c) No assets will be transferred from Sequa or Sequa Chemicals to Buyer or from trustee to trustee on account of the Pension Plan and Sequa and Sequa Chemicals will retain sole and exclusive control and administration of the Pension Plan. Sequa will vest, at the Closing Time, the accrued pension benefit of each Employee in the Pension Plan, if not already vested.

               (d) No assets will be transferred from Sequa Chemicals to Buyer or from trustee to trustee on account of Sequa Chemicals' 401(k)
Plan and Sequa Chemicals will retain sole and exclusive control and administration of Sequa Chemicals' 401(k) Plan. Sequa Chemicals will vest, at the Closing Time, the interest of each Employee in the Sequa Chemicals' 401(k) Plan, if not already vested.

               (e) Nothing in this Section 6.01 shall create any obligation on the part of Buyer to employ any Employee for any definite period of time or shall prevent Buyer from changing the terms or conditions of employment, including, without limitation, amending, modifying or terminating any employee benefit plans, at any time following the Closing Time.

        Section 6.02.  Employee Obligations.

               (a) Except for the Assumed Obligations and Buyer's obligations under Section 6.02(c), Sequa and Sequa Chemicals shall pay any and all other salaries, wages, bonuses, incentive compensation, vacations, unemployment benefits, medical claims (including, without limitations, all inpatient hospital stays commencing prior to the Closing Time), dental claims, sickness and accident benefits, pension benefits, death benefits, disability benefits and any other payments or benefits under Sequa or Sequa Chemicals employee plan, program or arrangement, or otherwise arising out of or relating to: (i) the employment or termination of employment of Sequa Chemicals' employees, (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue benefits or compensation under, any Sequa or Sequa Chemicals plan, program or arrangement for current or former Sequa Chemicals employees, or (iii) unpaid salaries, wages, bonuses, incentive compensation, vacation, sick pay or other compensation or payment pertaining to any period of employment with Sequa Chemicals of Sequa Chemicals' employees.

               (b) In addition to the Assumed Obligations and Buyer's obligations under Section 6.02(c), Buyer shall pay any and all salaries, wages, bonuses, incentive compensation, vacations, holidays, unemployment benefits, medical claims (excluding, without limitation, all hospital stays commencing prior to the Closing), dental claims, sickness and accident benefits, pension benefits, death benefits, disability benefits and any other payments or benefits under any Buyer employee plan, program or arrangement, or otherwise arising out of or relating to (i) the employment or termination of employment of any Transferred Employee;

(ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue benefits or compensation under, any Buyer plan, program or arrangement for Transferred Employees; or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payment pertaining to any period of employment with Buyer of any Transferred Employee.

               (c) Notwithstanding Section 6.02(a), Buyer shall defend, indemnify and hold harmless Sellers from and against any Employee claim against Sellers for severance pay and benefits to the extent payable by Sellers as a result of: (i) a claim of constructive termination to the extent resulting from Buyer's failure to offer employment to an Employee pursuant to Sections 6.01(a) and 6.01(b) on terms and conditions which are substantially comparable to the terms and conditions of employment, for such Employee which have been disclosed to Buyer pursuant to Sections 4.20 and 4.21 or (ii) a claim of constructive termination to the extent resulting from any reduction by Buyer after the Closing Time in terms and conditions of employment, for a Transferred Employee below terms and conditions, which are substantially comparable to the terms and conditions of employment for such Employee which have been disclosed to Buyer pursuant to Sections 4.20 and 4.21. Buyer's obligations under this Section 6.02(c) shall be subject to Sections
8.02(a) and 8.04.

        Section 6.03 Internal Revenue Service Forms. Sequa Chemicals and Buyer agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing Internal Revenue Service
Forms W-2, W-3 and 941, respectively:  (a) Sequa Chemicals and
Buyer shall report on a "predecessor-successor" basis as set forth therein; (b) Sequa Chemicals shall be relieved from furnishing
Forms W-2 to Sequa Chemicals' employees who accept employment with Buyer to whom Sequa Chemicals would have been obligated to furnish such Forms; and (c) Buyer shall assume Sequa Chemicals' obligation to furnish such Forms to all such employees for the full 1998 calendar year. Upon Buyer's request, Sequa Chemicals will promptly provide Buyer with the information relating to periods ending on the Closing Time necessary for Buyer to prepare and distribute
Forms W-2 to such employees for the year ending December 31, 1998, which Forms W-2 will include all remuneration earned by such employees from both Sequa Chemicals and Buyer during the year ending December 31, 1998.

ARTICLE VII. BUYER'S INVESTIGATION AND CERTAIN DISCLAIMERS

        Section 7.01. No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND IN THE ADDITIONAL DOCUMENTS DELIVERED BY SEQUA CHEMICALS OR SEQUA TO BUYER AT
CLOSING, NEITHER SEQUA CHEMICALS NOR SEQUA OR ANY AFFILIATE, IS MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE BUSINESS, THE PURCHASED
ASSETS OR THE ASSUMED OBLIGATIONS. WITHOUT LIMITING THE FOREGOING AND EXCEPT TO THE EXTENT INCLUDED WITHIN THE REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE IV OR THE ADDITIONAL DOCUMENTS
SEQUA CHEMICALS AND SEQUA MAKES NO REPRESENTATION OR WARRANTY
REGARDING: (a) ANY FINANCIAL STATEMENTS, BUDGETS, LONG RANGE PLANS, STRATEGIC PLANS, MARKET ANALYSIS, FORECASTS, PROJECTIONS, OPINIONS AND SIMILAR MATERIALS PREPARED OR FURNISHED BY THE SEQUA CHEMICALS, SEQUA OR THEIR AFFILIATES REPRESENTATIVES WITH RESPECT TO THE BUSINESS, THE PURCHASED ASSETS AND THE ASSUMED OBLIGATIONS (b) FUTURE PROSPECTS, INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (c) THE CONDITION OR SAFETY OF THE OWNED FACILITIES AND THE IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING
AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, LOT SIZE OR SUITABILITY OF THE REAL PROPERTY AND THE IMPROVEMENTS FOR A PARTICULAR PURPOSE; (d) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (e) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (f) THE FITNESS OF ANY PERSONAL PROPERTY OR FIXTURE; (g) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND OR IN GOOD CONDITION; OR (h) THE IMPACT, FINANCIAL AND OTHERWISE OF NOT OBTAINING CONSENTS, AS REQUIRED BY THE TERMS AND CONDITIONS OF THE ASSUMED CONTRACTS.

        Section 7.02. Certain Conditions. Buyer shall have no claim against Seller in respect of any of the costs or expenses described on Disclosure Schedule Part 7.02 incurred by Buyer after the Closing Time.

        Section 7.03. No Effect on Representations and Warranties. No provision of Sections 7.01 or 7.02 shall amend, modify, limit, or abridge in any way the representations and warranties set forth in Article IV or in any Additional Document delivered by Sequa Chemicals to Buyer at Closing.

                                     ARTICLE VIII. REMEDIES

        Section 8.01. Survival. All representations, warranties, covenants, and obligations in this Agreement and in any Exhibit delivered at Closing pursuant to this Agreement (collectively, the "Additional Documents") will survive indefinitely the execution and delivery of this Agreement and any Additional Document, the closing of the transactions contemplated hereby, and any investigation conducted by or knowledge of any party (except to the extent that a party has Knowledge of a breach of a representation or warranty by the other party in which case the party with such Knowledge shall be deemed to have waived any right to indemnity under Section 8.02(a) or 8.03(a), as the case may be, in respect of the breach of such representation or warranty to the extent of such Knowledge); provided, however, that the representations and warranties in this Agreement shall expire and Section 8.05(c) shall apply five hundred forty-seven days after the Closing Time except for the representations and warranties set forth in Sections 3.01, 3.02 and
3.03 and in Sections 4.01, 4.02, 4.03, 4.04 and 4.15 which shall not expire.

        Section 8.02.  Indemnification by Seller.  Subject to Sections
8.04 and 8.05, Sequa and Sequa Chemicals shall, jointly and severally, defend Buyer and any Buyer Affiliate (including, after the Closing Time, SCSA) (the "Buyer Entities") against any and all claims, actions, suits, proceedings and investigations arising from, and shall indemnify and hold harmless the Buyer Entities for, and will pay to the Buyer Entities the amount of, any Damages, incurred or suffered by a Buyer Entity as a result of:

               (a) any misrepresentation in or breach of any representation or warranty made by Sequa or Sequa Chemicals in this Agreement or any Additional Document delivered by Sequa or Sequa
Chemicals;

               (b) any failure to perform or breach of any covenant or agreement made by Sequa or Sequa Chemicals in this Agreement or in any Additional Document delivered by Sequa or Sequa Chemicals; or

               (c) any Retained Liability or any liability or obligation of SCSA which, if it were a liability or obligation of Sequa or Sequa Chemicals, would be within the definition of Retained Liability.

        Section 8.03.  Indemnification by Buyer. Subject to Sections
8.04 and 8.05 and Seller's obligations under Section 8.02, Buyer shall defend Seller and any Seller Affiliates (excluding, after the Closing Time, SCSA) (the "Seller Entities") against any and all claims, actions, suits, proceedings and investigations arising from, and shall indemnify and hold harmless the Seller Entities for, and will pay to the Seller Entities the amount of any Damages, incurred or suffered by a Seller Entity, as a result of:

               (a) any misrepresentation in or breach of any representation or warranty made by Buyer in this Agreement or any Additional Document delivered by Buyer;

               (b) any failure to perform or breach of any covenant or agreement made by Buyer in this Agreement or in any Additional
Document delivered by Buyer;

               (c) any Assumed Obligation or any liability or obligation of SCSA which, if it were a liability or obligation of Sequa or Sequa Chemicals, would be within the definition of Assumed Obligation;

               (d) (i) The ownership, operation, use or possession by Buyer after the Closing Time of the Purchased Assets (other than the Shares) or (ii) the ownership, operation, use or possession by SCSA after the Closing Time of its rights, properties or assets or
(iii) the conduct of the Business by Buyer or SCSA after the Closing Time, but only to the extent under (i), (ii), or (iii) of any Damages which pertain to the period after the Closing Time and which are the result of such ownership, operation, use, possession or conduct by Buyer or SCSA after the Closing Time, including any of such Damages resulting from:

                       (i) any injury to or disease or death of any person, including Transferred Employees or damage to or loss of any property to the extent occurring after the Closing Time as a result of such ownership, operation, use or possession by Buyer or SCSA after the Closing Time (including continuation by Buyer after the Closing Time of Seller's acts or omissions) to the extent of Damages caused by Buyer after the Closing Time whether based on negligence, breach of warranty, breach of contract, products liability, strict liability, workers compensation or any other theory including, without limitation, any injury, disease, death, damage or loss resulting from the sale of Inventory by Buyer after the Closing Time;

                       (ii) any breach or default by Buyer or SCSA of any performance obligation under an Assumed Contract which has been assumed by Buyer or SCSA to the extent occurring after the Closing
Time or any performance or non-performance after the Closing Time by Buyer or SCSA of a performance obligation under an Assumed
Contract which has been assumed by Buyer or SCSA which, by the lapse of time or delivery of notice (or both), would constitute a breach or default of such performance obligation including any continuation after the Closing Time by Buyer or SCSA of a breach or default by Seller or SCSA or non-performance by Seller or SCSA of any performance obligations which has been assumed by Buyer or SCSA under an Assumed Contract;

                       (iii) any violations of Legal Requirements by Buyer or SCSA to the extent occurring after the Closing Time including any continuation by Buyer or SCSA of any violation of any Legal Requirements by Sequa Chemicals or SCSA prior to the Closing
Time;

                       (iv) any criminal and civil fines, penalties to the extent pertaining to the period after the Closing Time and resulting from such ownership, operation, use or possession by Buyer or SCSA after the Closing Time, including any such fines or penalties resulting from any continuation by Buyer or SCSA after the Closing Time of the actions or omissions of Seller prior to the Closing Time which are subject of such fines or penalties;

                       (v) any Hazardous Substances (including Hazardous Substances in Inventory as of the Closing Time) which are shipped for disposal, disposed of, or spilled, discharged, leaked, emitted or released to the environment after the Closing Time by Buyer or SCSA as a result of Buyer's or SCSA's conduct of the Business after the Closing Time, or by any other
Person after the Closing Time for whose conduct Buyer or SCSA may be held responsible under the Environmental Laws as a result of Buyer's or SCSA's conduct of the Business after the Closing Time
(excluding any "continuing" release or Migration of Hazardous
Substances which were spilled, discharged, leaked, emitted or released prior to the Closing Time and subject to the Burlington
Agreement with respect to the Burlington Contamination); and

                       (vi) any infringement or other violation of Intellectual Property rights of any Person occurring after the Closing Time to the extent arising from or resulting from such ownership, operation, use or possession by Buyer or SCSA after the Closing Time, including to the extent occurring after the Closing Time continuation by Buyer or SCSA of any infringement or other violation by Seller prior to the Closing Time.

               (e) any Federal, state, local or other Taxes for which Buyer is responsible under any Legal Requirement as well as Taxes to the extent included on the Closing Working Capital Statement;
and

               (f) any qualified or nonqualified, funded or nonfunded pension, profit sharing, health, welfare, medical insurance, severance, bonus or other employee benefit plan or arrangement established, participated in, or maintained by Buyer.

Nothing contained in Section 8.03(c) or 8.03(d) shall be interpreted to impose on Buyer any, or release Sequa Chemicals or Sequa from any, liability or obligation arising or resulting from:
(A) any misrepresentation in or breach of any representation or warranty made by Sequa Chemicals or Sequa in this Agreement or any Additional Document delivered by Sequa Chemicals or Sequa or (B) any Retained Liability or any liability or obligation of SCSA which, if it were a liability or obligation of Sequa Chemicals or Sequa would be within the definition of Retained Liability or (C) for the avoidance of doubt, any Hazardous Substances described in
Section 2.03(l) except to the extent of Buyer's obligations under the Burlington Agreement or the Environmental Response Agreement.

        Section 8.04. Third Party Claim Procedures. If a Buyer Entity or Seller Entity receives notice of the assertion of any Third Party Claim in respect of which such party may have a claim under Section 8.02 or 8.03, then the following shall apply:

               (a) The party against whom any such Third Party Claim is made (the "Indemnified Party"), shall promptly provide written notice (an "Indemnity Notice") of such Third Party Claim to the other party (the "Indemnifying Party"). Such Indemnity Notice shall describe in reasonable detail the nature of the Third Party
Claim and the basis for its claim under Section 8.02 or 8.03;
provided that the failure to provide such notice shall not affect a party's rights under Section 8.02 or 8.03 except to the extent the other party is prejudiced by the failure to give such notice or the delay in giving such notice. An Indemnity Notice by a party shall not, subject to the time limitations set forth in Section
8.01, preclude such party from giving subsequent Indemnity Notices with respect to other claims, whether arising before or after the claims for which prior notice is given.

               (b) Upon receipt of an Indemnity Notice, the Indemnifying Party shall have the right to promptly assume, at its sole cost and expense, the defense or settlement of such Third Party Claim with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnifying Party has agreed in writing, subject to the provisions and limitations in this Agreement, to indemnify and hold harmless the Indemnified Party in respect of all Damages arising or resulting from such Third Party Claim. The Indemnifying Party shall give prompt written notice to the Indemnified Party of its intent to enter into such agreement and assume the defense of any such Third Party Claim and shall conduct the defense and/or settlement of such Third Party Claim diligently and in good faith.

               (c) Notwithstanding Section 8.04(b), if (i) an Indemnified Party is obligated to permit an insurer or other Third Party having liability therefore to assume the defense of a Third Party Claim, or (ii) the Third Party Claim is from a Governmental Authority and pertains to the regulation of a Facility in a manner which may materially and adversely affect the operation of such Facility in the future other than as a result of the payment of monetary damages, or (iii) the Indemnifying Party and Indemnified Party are both named parties in a Third Party Claim and there are legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party or (iii) if the Indemnifying Party fails, after reasonable notice from the Indemnified Party, to diligently and in good faith defend such Third Party Claim or (iv) after being requested to do so by the Indemnified Party, the Indemnifying Party fails to provide the Indemnified Party with reasonable assurance of its financial ability to satisfy its defense and indemnification obligations hereunder, then, at the option of the Indemnified Party, the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim and the Indemnified Party may, by notice to the Indemnifying Party, retain or reassume the defense of any such Third Party Claim previously assumed by the Indemnifying Party and shall conduct the defense and/or settlement of such Third Party Claim diligently and in good faith. No retention or reassumption of any such defense by the Indemnified Party shall prejudice any rights of the Indemnified Party or Indemnifying Party under Section
8.02 or 8.03.

               (d) If the Indemnifying Party does not give notice and assume the defense of such Third Party Claim in accordance with
Section 8.04(b) or is not entitled to assume or retain the defense thereof, the Indemnified Party shall have full and exclusive authority to defend and/or settle any such Third Party Claim for the account of and at the sole risk, cost and expense of the Indemnifying Party. If the Indemnified Party undertakes the defense and/or settlement of any such Third Party Claim it shall do so diligently and in good faith and the Indemnifying Party shall from time to time, upon the request of the Indemnified Party, reimburse the Indemnified Party for the costs incurred by the Indemnified Party in defending and/or settling such Third Party
Claim. The Indemnifying Party shall be bound by settlement entered into by the Indemnified Party to the extent that such settlement is commercially reasonable measured in the context of the matter settled and by any judgment resulting from such Third Party Claim.
If the Indemnifying Party had the right to assume the defense and settlement of such Third Party Claim and did not do so then, in any dispute between the Indemnifying Party and Indemnified Party regarding the defense or settlement of such Third Party Claim, the Indemnifying Party shall have the burden to prove that the Indemnified Party did not defend such Third Party Claim diligently and in good faith and/or settle such claim in a commercially reasonable manner.

               (e) The parties agree that the Indemnified Party may join the Indemnifying Party in any legal proceeding brought by the third party asserting such Third Party Claim as to which any right under Section 8.02 or 8.03 would or might apply, for the purpose of enforcing any such right.

               (f) The Indemnifying Party shall not admit any liability, settle, compromise, pay or discharge, without the consent of the Indemnified Party, any Third Party Claim being defended by it unless with respect to any settlement (i) the Indemnified Party is not obligated to perform or to refrain from performing any act under such settlement and there is no encumbrance on any assets of the Indemnified Party; and (ii) there is no finding or admission of any violation of any Legal Requirement, violation of the rights of any Person by the Indemnified Party or any other liability of the Indemnified Party to any Person.

               (g) The party controlling the defense of a Third Party Claim shall keep the other party reasonably informed at all stages of the defense and/or settlement of such Third Party Claim. The party not controlling the defense of any such Third Party Claim shall have the right, at its sole cost and expense, to participate in, but not control, the defense of any such Third Party Claim.
Each party shall reasonably cooperate with the other in the defense and/or settlement of any such Third Party Claim, including, without limitation, by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith, but the Indemnifying Party will reimburse the Indemnified Party for any out-of-pocket fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

               (h) To the extent that a provision of the Burlington Agreement or Environmental Response Agreement conflicts with this
Section 8.04 then the provisions of the Environmental Response
Agreement or the Burlington Agreement, as the case may be, shall control.

        Section 8.05. Survival and Limitations. In addition to the expiration or waiver of representations and warranties and the right (subject to Section 8.05(c)) to make claims thereunder as provided for in Section 8.01, the right to recover Damages under Sections 8.02 and 8.03 shall be subject to the following; provided that, for the avoidance of doubt, the limitations contained in
Section 8.01 and the other limitations contained in 8.05(a), (b) and (c) shall not apply to claims under Section 8.02(b) or (c) or claims under Section 8.03(b), (c) or (d):

               (a) Neither the Buyer Entities nor the Seller Entities shall be entitled to recover Damages under Sections 8.02(a) or 8.03(a) unless the Buyer Entities collectively or the Seller
Entities collectively, as the case may be, incur Damages in excess of $750,000 (the "Threshold Amount") in which case the Buyer
Entities or Seller Entities shall have the right to recover only those Damages which are in excess of the Threshold Amount;
provided, however, that if there is a
misrepresentation or breach of any representation or warranty of Sellers or Buyer, as the case may be, then all Damages incurred by Buyer or Sellers (not just the amount of Damages in excess of an amount which is material) shall be applied toward the Threshold
Amount and, to the extent exceeding the Threshold Amount, shall be recoverable by either Buyer or Sellers as the case may be.

               (b) In no event will Buyer Entities or any Seller Entities be liable under Sections 8.02(a) or 8.03(a), as the case may be, for any Damages in excess of 30% of the Purchase Price.

               (c) No Buyer Entity or Seller Entity shall be entitled to recover Damages under Sections 8.02(a) or 8.03(a), as the case may be, unless it shall make its claim therefor on or prior to the date on which the relevant representation or warranty shall expire pursuant to Section 8.01 and if, prior to the expiration of the representation or warranty, a claim is made then the Buyer Entity or Seller Entity making such claim shall not be precluded from pursuing such claim or otherwise in any way prejudiced in respect of such claim by reason of the expiration of such representation or warranty.

               (d) Any remedy of a Buyer Entity or Seller Entity hereunder shall be determined without regard to whether or not the transactions provided for in this Agreement prove generally to be favorable to a party and without regard to whether or not the facts and circumstances covered by any representation, warranty or covenant prove to be more favorable to a party than so represented, warranted or covenanted.

               (e) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

               (f) All representations, warranties and agreements made in this Agreement or in any Additional Document shall be deemed to be material and to have been relied upon by Sellers or Buyer, as the case may be.

               (g) For purposes of this Article VIII, a Buyer Entity or Seller Entity respectively shall be deemed to have suffered Damages if the same shall be suffered by any parent, subsidiary or Affiliate of such Buyer Entity or Seller Entity.

        Section 8.06.         Indemnification for Owned Facilities.
Notwithstanding anything to the contrary, if there is any misrepresentation or breach of warranty in this Agreement with respect to title to the Owned Facilities, then Sellers shall, subject to the terms, conditions and limitations set forth in this Agreement, be liable to the Buyer pursuant to Section 8.02(a) on account of the misrepresentation or breach of warranty contained herein with respect to title to such Owned Facilities and shall have only such liability as provided in accordance with the terms hereof. In the event such Owned Facilities are the subject of title insurance obtained by or on behalf of Buyer, then Buyer shall be obligated to use commercially reasonable efforts in pursuing a claim for title insurance coverage and to pay over to Seller, forthwith upon receipt thereof, the proceeds (net of all fees, costs and expenses incurred in collection) received by Buyer from the title insurance company that has issued the title insurance, to the extent of the amount theretofore paid to Buyer by Seller under the provisions of Section 8.02(a) hereof on account of the misrepresentation or breach of warranty with respect to such title.

        Section 8.07. Indemnification Based Upon Net Damage. The obligation of either Buyer or Sellers to pay Damages to the other shall be reduced by the net value, after all costs, fees and expenses of collection, of any proceeds of insurance from or claims, cross-claims or counterclaims against a third party that is not an Affiliate, as a direct result of the event giving rise to the claim for indemnification provided, however, that if any such proceeds have not been realized at the time Damages are paid then the party making such payment shall be subrogated, to the extent of such payment, to the rights of the party receiving such payment against such third party.

        Section 8.08. Workers' Compensation. Notwithstanding Article VI, Section 8.02(c) and Sections 8.03(c), (d) and (f), Sequa
Chemicals shall be liable for any workers' compensation claim relating to an occurrence prior to the Closing Time and Buyer shall be liable for any workers' compensation claim relating to an occurrence after the Closing Time. If a workers' compensation claim arises in connection with a "continuing" occurrence before and after the Closing Time, the liability of Buyer and Sequa Chemicals for such claim shall be determined by Legal Requirements or in the absence of applicable
Legal Requirements on an equitable basis, taking into account, without limitation, the respective period of exposure with Sellers and Buyer.

ARTICLE IX. MISCELLANEOUS PROVISIONS

        Section 9.01. Notices. All notices, demands and other communications which may or are required to be given to or made by either party to the other in connection with this Agreement shall be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, five days after the posting thereof with first class postage attached, (b) if sent by hand or overnight delivery, upon the delivery thereof and (c) if sent by telex or fax, upon confirmation of receipt of such telex or fax, in each case addressed to the respective parties as follows:

        Sequa:                       Sequa Corporation
                                     200 Park Avenue - 44th Floor
                                     New York, New York 10166
                                     Attn:  Senior Executive Vice President and
                                                      General Counsel
                                     Fax:  (212) 370-1969

        Sequa Chemicals:                     Sequa Chemicals, Inc.
                                     c/o Sequa Corporation
                                     200 Park Avenue - 44th Floor
                                     New York, New York 10166
                                     Attn:  Senior Executive Vice President and
                                                      General Counsel
                                     Fax:  (212) 370-1969

        Buyer:                       GenCorp Inc.
                                     175 Ghent Road
                                     Fairlawn, OH 44333-3300
                                     Attn: Secretary
                                     Fax:  (330) 869-4272

or to such other address and to the attention of such other persons as either party hereto may specify from time to time by notice to the other party.

        Section 9.02. Entire Agreement. This Agreement, the Disclosure Schedule, and the Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter including, without limitation, the Letter of Intent dated July 9, 1998 between the parties and, the Confidentiality Agreement dated May 11, 1997 between the parties.

        Section 9.03. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided, however, that Buyer shall have the right to assign its rights hereunder to any Affiliate of Buyer or any Person that acquires any of the business and assets of Buyer pertaining to the subject matter of this Agreement; provided, however, that such assignee must sign a counterpart of this Agreement and that no such assignment shall relieve Buyer, as primary obligor, of any of its obligations or liabilities hereunder; and provided further that nothing contained herein shall limit or restrict any statutory merger of Sequa or any change in control of Sequa. Any such assignee subject to the terms, conditions and limitations contained in this Agreement, may enforce any right or benefit assigned to it as if it had been named in this Agreement as the Buyer, and in the case of an assignee which is an Affiliate of the Buyer may recover thereunder as if it had acquired the Purchased Assets and Shares. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

        Section 9.04. Captions. The Table of Contents and Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

        Section 9.05. Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

        Section 9.06. No Third Party Beneficiaries. Except in respect of SCSA, nothing herein is intended or shall be construed to confer upon or give to any Person including, without limitation, any Employee, any legal or equitable right, remedy, claim or other benefit under or by reason of this Agreement.

        Section 9.07. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        Section 9.08. Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

        Section 9.09. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware exclusive of laws relating to conflicts of law.

        Section 9.10. Interpretation. It is acknowledged by Buyer, Sequa Chemicals and Sequa that this Agreement has undergone several drafts with the negotiated suggestions of each and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any provision of this Agreement. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedules identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

        Section 9.11. Blue Pencil. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provisions hereof is invalid or unenforceable such term or provision shall be enforceable to the greatest extent permitted by law.

        Section 9.12. Exclusive Remedies. With respect to any claim for breach of any representation, warranty, covenant or agreement made by Buyer, Sequa Chemicals and Sequa in this Agreement, the specific remedies under this Agreement are intended to be the exclusive remedies with respect thereto; provided, however, that the foregoing shall not be deemed to prohibit or limit either party from obtaining equitable relief for the failure of the other party to perform any covenant or agreement contained herein or prohibit or limit any claim for fraud.

        Section 9.13. Bulk Transfer Laws. Notwithstanding any other provision of this Agreement, the Buyer hereby waives compliance by Sequa Chemicals and Sequa with the provisions of any so-called bulk transfer law of any jurisdiction in connection with the transactions contemplated hereby. Sequa Chemicals and Sequa hereby indemnifies and agrees to hold Buyer harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable counsel fees, incurred or sustained by Buyer due to such non-compliance.

        Section 9.14. Expenses. Each of the Buyer, Sequa Chemicals and Sequa will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Sequa Chemicals agrees that Buyer will not bear any of the costs and expenses of Sequa Chemicals (including any of its legal fees and expenses any brokerage, investment banking, financial advisory, finders or similar fees or commissions, and all related expenses of any broker, finder, advisor or other Person who was engaged by it in connection with this Agreement or the transactions contemplated hereby) in connection with this Agreement or any of the transactions contemplated hereby.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SEQUA CHEMICALS, INC.                  GENCORP INC.
By:                                    By:
                                       --------------------------
Name:                                  Name:---------------------
   --------------------------------
Title:                                 Title:-------------------
    -------------------------------


SEQUA CORPORATION
By:
   -----------------------
Name:
   -----------------------
Title:
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